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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
InterMune, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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InterMune, Inc.
3280 Bayshore Boulevard
Brisbane, California 94005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 27, 2004

To the Stockholders of InterMune, Inc.:

        Notice Is Hereby Given that the Annual Meeting of Stockholders ("Annual Meeting") of InterMune,  Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 27, 2004, at 9:45 a.m. local time, at 3280 Bayshore Boulevard, Brisbane, California for the following purposes:

  1.
  To elect two directors to hold office until the 2007 annual meeting of stockholders or until their successors are elected;

  2.
  To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 51,000,000 shares to 70,000,000 shares;

  3.
  To approve the amendment and restatement of the Company's 2000 Equity Incentive Plan, including an increase in the aggregate number of shares of common stock authorized for issuance under the plan by 1,000,000 shares;

  4.
  To approve the amendment and restatement of the Company's 2000 Non-Employee Directors' Stock Option Plan, including the elimination of the automatic annual replenishment of the share reserve and the automatic tri-annual 30,000 share grants, the reduction of the directors' annual grants from 25,000 shares to 20,000 shares, and an increase in the aggregate number of shares of common stock authorized for issuance under the plan by 250,000 shares;

  5.
  To ratify the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2004; and

  6.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        The Board of Directors has fixed the close of business on April 7, 2004, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

Stephen N. Rosenfield Secretary
Brisbane, California April [19], 2004

        All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Alternatively, you may vote your shares on the Internet or by telephone by following the instructions on your proxy. If your shares are held in an account at a brokerage firm, bank or other nominee, you may be able to vote on the Internet or by telephone by following the instructions provided with your voting form. Even if you have voted your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held in an account at a brokerage firm by a broker, bank or other nominee, and you wish to vote at the meeting, you must obtain a proxy issued in your name from the record holder.

InterMune, Inc.
3280 Bayshore Boulevard
Brisbane, California 94005

PROXY STATEMENT
FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS

May 27, 2004

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We sent you this proxy statement and the enclosed proxy card because the Board of Directors of InterMune, Inc. (sometimes referred to as the "Company," "InterMune," "we," "our," or "us") is soliciting your proxy to vote at the 2004 Annual Meeting of Stockholders (the "Annual Meeting"). You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

        The Company intends to mail this proxy statement and accompanying proxy card on or about April 19, 2004 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

        Only stockholders of record at the close of business on April 7, 2004 will be entitled to vote at the Annual Meeting. At the close of business on this record date, there were 31,899,531 shares of common stock outstanding and entitled to vote.

  Stockholder of Record: Shares Registered in Your Name

        If, on April 7, 2004, your shares were registered directly in your name with InterMune's transfer agent, Mellon Investor Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

  Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If, on April 7, 2004, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

  •
  To elect two directors to hold office until the 2007 annual meeting of stockholders or until their successors are elected;

  •
  To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 51,000,000 shares to 70,000,000 shares;

  •
  To approve the amendment and restatement of the Company's 2000 Equity Incentive Plan, including an increase in the aggregate number of shares of common stock authorized for issuance under the plan by 1,000,000 shares;

  •
  To approve the amendment and restatement of the Company's 2000 Non-Employee Directors' Stock Option Plan, including the elimination of the automatic annual replenishment of the share reserve and the automatic tri-annual 30,000 share grants, the reduction of the directors' annual grants from 25,000 shares to 20,000 shares, and an increase in the aggregate number of shares of common stock authorized for issuance under the plan by 250,000 shares; and

  •
  To ratify the selection, by the Audit Committee of the Board of Directors, of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.

How do I vote?

        You may either vote "For" all the nominees to the Board of Directors or you withhold your vote for all nominees or any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

  Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

  •
  To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

  •
  To vote over the telephone, dial toll-free 1-800-435-6710 using a touch-tone phone and follow the recorded instructions. Have your proxy card in hand when you call. Your vote must be received by 12:00 midnight Eastern Time on May 26, 2004 to be counted.

  •
  To vote on the Internet, go to http://www.eproxy.com/itmn to complete an electronic proxy card. Have your proxy card in hand when you call. Your vote must be received by 12:00 midnight Eastern Time on May 26, 2004 to be counted.

  Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from InterMune. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of common stock you own as of April 7, 2004.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of all two nominees for director and "For" proposals 2, 3, 4 and 5. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees and D. F. King may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies, but D. F. King will be paid its customary fee of approximately $7,500 plus out-of-pocket expenses if it solicits proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a written notice that you are revoking your proxy to InterMune's Secretary at 3280 Bayshore Boulevard, Brisbane, California 94005.

  •
  You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials, your proposal must be submitted in writing by December 20, 2004, to InterMune's Secretary, 3280 Bayshore Boulevard, Brisbane, California 94005. If you wish to submit a proposal that is not to be included in next year's proxy materials or nominate a director, you must do so between January 28, 2005 and February 27, 2005. You are also advised to review the Company's Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and (with respect to proposals other than the election of directors) "Against" votes, abstentions and broker non-votes. In addition, with respect to the election of directors, the inspector of election will count the number of "withheld" votes received by each nominee. If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

  •
  Proposal 1—Election of Directors.  The two nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

  •
  Proposal 2—Amendment to the Company's Amended and Restated Certificate of Incorporation to Increase the Authorized Number of Shares of Common Stock From 51,000,000 Shares to 70,000,000 shares.  This proposal must receive a "For" vote from the majority of the outstanding shares either in person or by proxy to be approved. If you do not vote, or "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have the same effect as an "Against" vote.

  •
  Proposal 3—Amendment and Restatement of the Company's 2000 Equity Incentive Plan.  This proposal must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy to be approved. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  Proposal 4—Amendment and Restatement of the Company's 2000 Non-Employee Directors' Stock Option Plan.  This proposal must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy to be approved. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  Proposal 5—Ratification of the Selection, By the Audit Committee of the Board of Directors, of Ernst & Young LLP as Independent Auditors of the Company For Its Fiscal Year Ending December 31, 2004.  This proposal must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy to be approved. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by stockholders present at the meeting or by proxy. On the record date, there were 31,899,531 outstanding and entitled to vote. Accordingly, 15,949,766 shares must be represented by stockholders present at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the meeting or a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

        Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in the Company's quarterly report on Form 10-Q for the second quarter of 2004.

PROPOSAL 1
ELECTION OF DIRECTORS

        The Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the Board shall be divided into three classes, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

        The Board currently consists of eight directors, divided into the three following classes:

  •
  Class I directors: Wayne T. Hockmeyer, Ph.D.; Michael L. Smith; and Daniel G. Welch; whose terms will expire at the Annual Meeting;

  •
  Class II directors: James I. Healy M.D., Ph.D.; and William R. Ringo, Jr.; whose terms will expire at the annual meeting of stockholders to be held in 2005; and

  •
  Class III directors: William A. Halter; Thomas R. Hodgson; and Jonathan S. Leff; whose terms will expire at the annual meeting of stockholders to be held in 2006.

        At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.

        There are two nominees for three Class I positions: Michael L. Smith and Daniel G. Welch, who are current directors. Mr. Smith and Mr. Welch have each been nominated for and have elected to stand for reelection. Wayne T. Hockmeyer has decided not to stand for reelection, but will remain on the Board until the Annual Meeting. Proxies may not be voted for more than two Class I directors. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders and until his successor is elected and has been qualified, or until such director's earlier death, resignation or removal. A non-management director recommended to the Corporate Governance and Nominating Committee that Mr. Smith be elected to the Company's Board. The Corporate Governance and Nominating Committee considered Mr. Smith's resume along with others and recommended to the Board that Mr. Smith be elected as a member of the Board. Mr. Welch is the President and Chief Executive Officer of the Company.

        The Company does not have a policy regarding directors' attendance at the Annual Meeting. All of the Company's directors, who were members of the Board at the time, attended the 2003 annual meeting of stockholders.

        Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting.

        The following table sets forth, for the Class I nominees and our other current directors who will continue in office after the Annual Meeting, information with respect to their ages and position/office held with the Company:

Name	Age	Position/Office Held With the Company
Class I Directors for Election at the 2004 Annual Meeting of Stockholders
Michael L. Smith	55	Director
Daniel G. Welch	46	Director, President and Chief Executive Officer
Class II Directors whose terms expire at the 2005 Annual Meeting of Stockholders
James I. Healy M.D., Ph.D.	39	Director
William R. Ringo, Jr.	58	Chairman of the Board
Class III Directors whose terms expire at the 2006 Annual Meeting of Stockholders
William A. Halter	43	Director
Thomas R. Hodgson	62	Director
Jonathan S. Leff	35	Director

        Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

Nominees for Election to a Three-Year Term Expiring at the 2007 Annual Meeting

        MICHAEL L. SMITH.    Mr. Smith has served as a member of the Board since January 2004. From April 1999 to the present, Mr. Smith has served as Anthem Blue Cross and Blue Shield's executive vice president and chief financial and accounting officer. From 1996 to April 1999, Mr. Smith served as chief operating officer and chief financial officer of American Health Network, a former Anthem Blue Cross and Blue Shield subsidiary. From 1974 to 1995, Mr. Smith held various management positions at Mayflower Group, Inc., most recently as chairman, president and chief executive officer. From 1970 to 1974, Mr. Smith served at Arthur Andersen & Co. Mr. Smith is a member of the board of directors of First Indiana Corporation and its principal subsidiary, First Indiana Bank, and Finishmaster, Inc. He also serves as director of the First Internet Bank of Indiana. Mr. Smith holds a B.A. in Economics from DePauw University.

        DANIEL G. WELCH.    Mr. Welch has served as the Chief Executive Officer and President of the Company and a member of the Board since September 2003. From March 2003 to September 2003, Mr. Welch served as a consultant to Warburg Pincus LLC. From August 2002 to January 2003, Mr. Welch served as chairman and chief executive officer of Triangle Pharmaceuticals, Inc. From October 2000 to June 2002, Mr. Welch served as president of the pharmaceutical division of Elan Corporation, PLC. From September 1987 to August 2000, Mr. Welch served in various senior management roles at Sanofi-Synthelabo and its predecessor companies Sanofi and Sterling Winthrop, including vice president of worldwide marketing. From November 1980 to September 1987, Mr. Welch was with American Critical Care, a division of American Hospital Supply. Mr. Welch holds an M.B.A. from the University of North Carolina.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2005 Annual Meeting

        JAMES I. HEALY, M.D., PH.D.    Dr. Healy has served as a member of the Board since April 1999 and as the interim Chairman of the Board from October 1999 through January 2000. Dr. Healy joined Sofinnova Ventures in June 2000 as a general partner and managing director. From January 1998 through March 2000, Dr. Healy was a partner at Sanderling Ventures. During 1997, Dr. Healy was supported by a Novartis Foundation bursary award and performed research at Brigham and Women's Hospital. From 1990 to 1997, Dr. Healy was employed by the Howard Hughes Medical Institute and

Stanford University. Dr. Healy serves on the board of directors of several private companies. Dr. Healy holds an M.D. and a Ph.D. from Stanford University School of Medicine.

        WILLIAM R. RINGO, JR.    Mr. Ringo has served as a member of the Board since June 2002 and as Chairman of the Board since May 2003. From June 2003 to September 2003, Mr. Ringo served as the interim President and Chief Executive Officer of InterMune. Mr. Ringo joined Eli Lilly and Company in 1973 and served in various capacities for Eli Lilly, including product group president, oncology and critical care products from June 1999 until his retirement in February 2001, president of internal medicine products from January 1998 until June 1999, and president of its infectious diseases business unit from September 1995 until January 1998. Mr. Ringo currently serves as a member of the board of directors of Praecis Pharmaceuticals Incorporated, Encysive Pharmaceuticals, La Jolla Pharmaceuticals and Inspire Pharmaceuticals. Mr. Ringo is also a member, and past chairman, of the board of directors of Community Hospitals of Indianapolis. Mr. Ringo holds a B.S. and an M.B.A. from the University of Dayton.

Directors Continuing in Office Until the 2006 Annual Meeting

        WILLIAM A. HALTER.    Mr. Halter has served as a member of the Board since July 2002. Mr. Halter is currently a management consultant. Mr. Halter was Acting Commissioner and Deputy Commissioner of the Social Security Administration from November 1999 to March 2001. From 1993 to November 1999, Mr. Halter served as senior advisor, Office of Management and Budget in the Executive Office of the President of the United States. Mr. Halter also served as economist for the Joint Economic Committee of Congress and as chief economist of the U.S. Senate Committee on Finance. Prior to entering public service, he was a management consultant at McKinsey and Company. Mr. Halter served as a member of the board of trustees of Stanford University for seven years, chairing the Academic Policy Committee and serving on the Humanities and Sciences Council. Mr. Halter currently serves on the board of directors of Akamai Technologies, Inc. and webMethods, Inc., and serves on the board of a private company. Mr. Halter is a Rhodes Scholar and holds a Master of Philosophy in Economics from Oxford University.

        THOMAS R. HODGSON.    Mr. Hodgson has served as a member of the Board since January 2003. Since January 1999, Mr. Hodgson has been engaged in private investing activities. From 1990 to January 1999, Mr. Hodgson served as president and chief operating officer of Abbott Laboratories. From 1983 to 1990, Mr. Hodgson served as the president of Abbott International and, from 1978 to 1983, as the president of the Hospital Products Division of Abbott Laboratories. Mr. Hodgson is a director of the St. Paul Travellers Companies, Inc., a provider of insurance products and services, and serves as a trustee of Rush Presbyterian St. Luke's Medical Center and on the board of directors of two privately held companies. Mr. Hodgson holds a bachelor's degree in chemical engineering from Purdue University, a master's degree in chemical engineering from the University of Michigan and an M.B.A. from Harvard Business School. Mr. Hodgson was awarded an honorary doctorate degree in engineering by Purdue University.

        JONATHAN S. LEFF.    Mr. Leff has served as a member of the Board since January 2000. Mr. Leff joined Warburg Pincus LLC in 1996 and is currently a managing director. Mr. Leff serves on the board of directors of Transkaryotic Therapies, Inc. and Zymogenetics, Inc., both of which are publicly held companies. Mr. Leff holds an M.B.A. from Stanford University.

Independence of the Board of Directors

        As required under the Nasdaq Stock Market ("Nasdaq") listing standards, a majority of the members of a listed company's board of directors must qualify as "independent," as affirmatively determined by the Board. The board of directors consults with the Company's counsel to ensure that the Board's determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the Nasdaq, as in effect time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board affirmatively has determined that all of the Company's directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Mr. Welch, the Company's current Chief Executive Officer; and Mr. Ringo, who served as the Company's interim Chief Executive Officer from June 2003 until September 2003.

Changes in the Board of Directors

        Nicholas J. Simon resigned from the Board in February 2003. W. Scott Harkonen resigned from the Board in September 2003.

Information Regarding the Board of Directors and its Committees

        In March 2004, the Board approved an amended Corporate Governance Guidelines and Code of Director Conduct and Ethics to ensure that the Board will have the necessary authority and practices in place to review and evaluate the Company's business operations as needed, to make decisions that are independent of the Company's management, and to ensure honest and ethical conduct by the members of the Board. The guidelines are also intended to align the interests of directors and management with those of the Company's stockholders. The Corporate Governance Guidelines and Code of Director Conduct and Ethics sets forth the practices the Board will follow with respect to Board composition and selection, Board meetings and involvement of senior management, chief executive officer succession planning and selection, Board compensation, committees, self-assessment, interaction with outside parties, orientation and continuing education and ethical conduct. The Corporate Governance Guidelines and Code of Director Conduct and Ethics may be viewed on our Internet website at http://www.intermune.com/pdf/governance_guidelines.pdf. In June 2003, the Board waived the preference stated in the Corporate Governance Guidelines that the Chairman of the Board be independent and not a member of management to enable Mr. Ringo to continue serving as the Chairman while serving as interim Chief Executive Officer and President. In September 2003, Mr. Welch became the Chief Executive Officer and President.

        During 2003, the Board met 11 times, including by telephone conference, and acted by unanimous written consent once. No director attended fewer than 80% of the aggregate of the total number of meetings of the Board (held during the period for which he was a director) and the total number of meetings held by all committees of the Board on which he served (during the period that he served as a committee member). The Board has an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee and a Compliance/Qualified Legal Compliance Committee.

  Audit Committee

        The Audit Committee of the Board oversees the Company's corporate accounting and financial reporting processes, the systems of internal accounting and financial controls and audits of financial statements, the quality and integrity of financial statements and reports, and the qualifications, independence and performance of the firms engaged as independent outside auditors. For this purpose, the Audit Committee performs several functions. Among other things, the Audit Committee:

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  appoints, compensates, retains and oversees the independent auditors;

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  determines and approves engagements of the auditors, including the scope of the audit and any non-audit services, the compensation to be paid to the auditors, and monitors auditor partner rotation and potential conflicts of interest;

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  reviews and discusses with the independent auditors and management, as appropriate, the financial statements, the results of the annual audit, the quarterly results and earnings press releases;

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  reviews risk management programs, internal control letters, any material conflicts or disagreements between management and the auditors and internal controls over financial reporting;

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  directs management to enforce the Company's Code of Business Conduct and Ethics and provides for prompt communication of violations of the Code of Business Conduct and Ethics to the Audit Committee;

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  oversees management's preparation of the Company's annual proxy report; and

  •
  oversees the establishment of procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        The Board annually reviews the Nasdaq listing standards definition of independence for Audit Committee members and has determined that all members of the Company's Audit Committee are independent, as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards. The Board has determined that Mr. Smith qualifies as an "audit committee financial expert," as defined in applicable SEC rules. In March 2004, the Board approved an amended Audit Committee charter that is attached as Appendix A to these proxy materials. From June 2002 until March 2003, the three independent directors serving on the Audit Committee were Drs. Healy and Hockmeyer and Mr. Ringo. From March 2003 until July 2003, the three independent directors serving on the Audit Committee were Dr. Healy and Messrs. Hodgson and Ringo. Mr. Ringo became interim Chief Executive Officer and President of the Company on June 30, 2003, and resigned from the Audit Committee on July 2, 2003. The last Audit Committee meeting prior to Mr. Ringo's resignation was held on May 28, 2003, and the next Audit Committee meeting was held on July 28, 2003. From July 30, 2003 to December 23, 2003, Mr. Halter served on the Audit Committee with Dr. Healy and Mr. Hodgson. The three independent directors currently serving on the Audit Committee are Dr. Healy and Messrs. Hodgson and Smith. In 2003, the Audit Committee met 11 times. (Please see "Audit Committee Report" below.)

  Compensation Committee

        The Compensation Committee approves the type and level of compensation for officers and employees of the Company, administers the Company's stock option plans and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee approves all compensation, including stock options, for the Company's vice presidents and above, and all stock option grants to non-vice president employees and consultants for greater than or equal to 25,000 shares of common stock. In March 2004, the Board approved an amended Compensation Committee charter, which can be found on our corporate website at http://www.intermune.com/pdf/charter_compensation_committee.pdf. The Board has authorized the Company's Chief Executive Officer to grant stock options for less than 25,000 shares of common stock to non-vice president employees and consultants. (Please see "Compensation Committee Report" below.) From September 2002 through July 2003, the Compensation Committee was composed of Dr. Hockmeyer and Messrs. Halter and Leff. Since July 2003, the Compensation Committee has been composed of Dr. Hockmeyer and Mr. Leff. All members of the Company's Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards). In 2003, the Compensation Committee met eight times.

  Corporate Governance and Nominating Committee

        The Corporate Governance and Nominating Committee develops and implements policies and procedures and oversees corporate governance matters, including the evaluation of Board performance and processes, and recommends qualified candidates for Board membership to the Board for nomination to the Board and election by the stockholders. Our Corporate Governance and Nominating Committee charter, which the Board amended in March 2004, can be found on our corporate website at http://www.intermune.com/pdf/charter_governance_nominating_committee.pdf. The Corporate Governance and Nominating Committee is composed of Mr. Halter and Drs. Healy and Hockmeyer, and met once in 2003. All members of the Corporate Governance and Nominating Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).

        For Board membership, the Corporate Governance and Nominating Committee takes into consideration applicable laws and regulations (including those of Nasdaq), diversity, age, skills, experience, integrity, ability to make independent analytical inquires, understanding of the Company's business and business environment, willingness to devote adequate time and effort to Board responsibilities and other relevant factors.

        The Corporate Governance and Nominating Committee reviews candidates for director in the context of the current composition, skills and expertise of the Board, the operating requirements of the Company and the interests of stockholders. In the case of new director candidates, the Corporate Governance and Nominating Committee determines whether the nominee must be independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards and applicable SEC rules and regulations. The Corporate Governance and Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. To date, the Corporate Governance and Nominating Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates. The Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the functions and needs of the Board. The Corporate Governance and Nominating Committee meets to discuss and consider such candidates' qualifications. All members of the Corporate Governance and Nominating Committee, the Chief Executive Officer and the Chairman then interview candidates that the Corporate Governance and Nominating Committee believes have the requisite background, before recommending a nominee to the Board, which votes to elect the nominees. To date, each director elected by the Board has been submitted to the stockholders for election at the first annual meeting of stockholders following the Board's election of the director.

        The Committee will consider director candidates recommended by stockholders. To date, the Committee has not received a director nominee from any stockholder. Stockholders who wish to recommend individuals for consideration by the Committee to become nominees for election to the Board may do so by delivering a written recommendation by certified mail only, c/o the Chairman or Secretary, at the following address: InterMune, Inc., 3280 Bayshore Boulevard, Brisbane, California 94005 no sooner than 120 and no later than 90 days prior to the anniversary date of the mailing of the Company's proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of the Company's stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

  Compliance/Qualified Legal Compliance Committee

        In March 2004, the Board amended the charter of the Compliance Committee and renamed it the Compliance/Qualified Legal Compliance Committee. Our Compliance/Qualified Legal Compliance Committee charter can be found on our corporate website at http://www.intermune.com/pdf/charter_compliance.pdf. The Compliance/Qualified Legal Compliance Committee oversees corporate compliance, including development, implementation, administration and enforcement of the Company's compliance programs and reviewing the Company's compliance with its policies and all applicable laws. As of March 2004, this committee serves as the Company's Qualified Legal Compliance Committee of the Board by ensuring the confidential receipt, retention and consideration of any report of evidence of a material violation by the Company or any officer, director, employee or agent of the Company by attorneys appearing and practicing before the Securities and Exchange Commission. From June 2002 through February 2003, the Compliance Committee was composed of Messrs. Leff, Ringo and Simon. From March 2003 through June 2003, the Compliance Committee was composed of Messrs. Hodgson, Leff and Ringo. As of March 2004, the Compliance/Qualified Legal Compliance Committee was composed of Messrs. Hodgson and Leff. In 2003, the Compliance Committee met once.

  Stockholder Communications with the Board of Directors

        The Board provides a procedure for stockholders to send written communications to the Board or any of the directors. Stockholders may send written communications to the Board or any of the directors by certified mail only, c/o Chairman or Secretary, InterMune, Inc., 3280 Bayshore Boulevard, Brisbane, California 94005. All such written communications will be compiled by the Chairman or Secretary of the Company and submitted to the Board or the individual directors, as the case may be, within a reasonably timely period.

Code of Business Conduct and Ethics

        In December 2003, the Board approved an amended Code of Business Conduct and Ethics applicable to all of our employees, including our chief executive officer, chief financial officer and controller. In March 2004, the Board also approved an amended Corporate Governance Guidelines and Code of Director Conduct and Ethics applicable to all members of the Board. The purpose of these Codes are to deter wrongdoing and to promote:

  (1)
  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

  (2)
  full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications that we make;

  (3)
  compliance with applicable governmental laws, rules and regulations;

  (4)
  the prompt internal reporting of violations of the Codes to an appropriate person or persons identified in the applicable Code;

  (5)
  the prompt public disclosure of any waivers under either Code granted to any of our executive officers, including our chief executive officer, chief financial officer and controller; and

  (6)
  accountability for adherence to each Code.

        The Code of Business Conduct and Ethics is available on our corporate website at: http://www.intermune.com/pdf/Legal-v22-Code_of_Business_Conduct_and_Ethics.pdf. The Corporate Governance Guidelines and Code of Director Conduct and Ethics can be found on our corporate website at http://www.intermune.com/pdf/governance_guidelines.pdf. If the Company makes any substantive amendments to either code or grants any waiver from a provision of a Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

AUDIT COMMITTEE REPORT(1)

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

        The Audit Committee, currently composed of Dr. Healy and Messrs. Hodgson and Smith, oversees the Company's financial reporting process on behalf of the Board. The Audit Committee meets with the independent auditors, currently Ernst & Young LLP, with and without management present, to discuss the results of Ernst & Young's examinations and evaluation of the Company's internal controls and the overall quality of the Company's financial reporting.

        The members of the Audit Committee are appointed by and serve at the discretion of the Board. The Audit Committee held 11 meetings during 2003. The Audit Committee also met privately with the independent auditors seven times.

        The Company's management team has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee is responsible for reviewing, approving and managing the engagement of the independent auditors, including the scope, extent and procedures of the annual audit and compensation to be paid, and all other matters the Audit Committee deems appropriate, including the auditors' accountability to the Board and the Audit Committee. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by SAS 61.

        In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters and disclosures received in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, including without limitation Standard No. 1, and has considered the compatibility of non-audit services with the auditors' independence. The Audit Committee also discussed with the Company's independent auditors the overall scope and plans for their audits.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the U.S. Securities and Exchange Commission. The Audit Committee has also retained, subject to stockholder ratification described in Proposal 5, Ernst & Young LLP as the Company's independent auditors for fiscal year 2004.

AUDIT COMMITTEE

James I. Healy
Thomas R. Hodgson
Michael L. Smith

PROPOSAL 2
APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

        The Board has adopted, subject to stockholder approval, an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 51,000,000 to 70,000,000 shares. As amended, Article IV, Paragraph A of the Company's Amended and Restated Certificate of Incorporation would read in its entirety as follows:

          "A. CLASSES OF STOCK. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is seventy-five million (75,000,000) shares. Seventy million (70,000,000) shares shall be Common Stock, each having a par value of one-tenth of one cent ($0.001). Five million (5,000,000) shares shall be Preferred Stock, each having a par value of one-tenth of one cent ($0.001)."

        The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock, except, to the extent the additional authorized shares are issued, for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of earnings per share and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon the filing of a certificate of amendment to the Company's Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

        As of March 10, 2004, 50,991,611 of the Company's 51,000,000 authorized shares of common stock were outstanding or reserved for issuance as follows:

  •
  approximately 31,879,554 shares of our common stock were outstanding;

  •
  2,526,042 shares of our common stock were reserved for issuance upon conversion of our 5.75% convertible subordinated notes due 2006 the ("Subordinated Notes");

  •
  options to purchase an aggregate of 5,523,475 shares of our common stock were outstanding;

  •
  an aggregate of 3,203,729 shares of our common stock were reserved for future issuance under our employee stock purchase plan and employee and director stock option plans; and

  •
  7,858,811 shares of common stock were reserved for issuance upon conversion of our $170,000,000 principal amount of 0.25% convertible senior notes due 2011 (the "Senior Notes").

        In February 2004, the Company issued the Senior Notes, which may convert into up to 7,859,454 shares of common stock. The conversion rate for the Senior Notes is 46.2283 per $1,000 principal amount of Senior Notes (representing a conversion price of approximately $21.63). Although the Company currently has a sufficient number of shares of common stock available for issuance upon conversion of the Senior Notes, in the event that either Proposal 3 or Proposal 4 is approved and the share reserve under either our 2000 Equity Incentive Plan or our 2000 Non-Employee Directors' Stock Option Plan is increased as described under Proposals 3 and 4, respectively, there will be fewer shares of common stock available for issuance than are issuable upon conversion of the Senior Notes if this Proposal 2 is not approved. If there are not enough shares of common stock available for issuance upon conversion of the Senior Notes, the Company will effectively be required to deliver cash in lieu of shares of common stock under the terms of the Senior Notes. As an accounting matter, during any period in which we do not have sufficient authorized but unissued shares of common stock, without giving effect to reserved shares, the Company will be required to account for the conversion feature of the offered Senior Notes as a derivative. During any period in which the Company is required to use derivative accounting, increases and decreases in the fair value of the conversion feature will result in non-cash charge or credit, respectively, which will affect our reported net income or loss.

        The Board has plans to issue the additional shares of common stock primarily to provide equity incentives to employees, consultants, officers and directors, including the increase in the Company's 2000 Equity Incentive Plan share reserve discussed in Proposal 3. The additional shares may also be used, without further stockholder approval, for various purposes, including, without limitation, issuing stock dividends to existing stockholders, raising capital, establishing certain strategic relationships with other companies and expanding the Company's business or product lines through acquisitions of other businesses or products. Except with respect to the conversion of the Senior Notes, the Subordinated Notes, our 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan, 2000 Non-Employee Directors' Stock Option Plan and Sales Representative Bonus Plan, we have no understandings, agreements or arrangements, oral or written, as to the disposition of these additional shares.

        The additional shares of common stock that would become available for issuance if this proposal were adopted could also be used by the Company to oppose a hostile takeover attempt or delay or prevent changes in control of management. For example, without further stockholder approval, the Board could sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any known or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future efforts by the Company to deter or prevent changes in control of the Company, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

 PROPOSAL 3
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE INTERMUNE, INC.
2000 EQUITY INCENTIVE PLAN

        In January 2000, the Board adopted, and the stockholders subsequently approved, the Company's 2000 Equity Incentive Plan (the "Incentive Plan"). In June 2002, the stockholders approved an amendment of the Incentive Plan to increase the aggregate number of shares reserved for issuance under the Incentive Plan by 2,500,000 shares. As a result of this amendment, as of December 31, 2002, there were an aggregate of 6,278,226 shares reserved for issuance under the Incentive Plan.

        In March 2003, the Board amended the Incentive Plan, subject to stockholder approval, to add 1,300,000 shares of common stock to the share reserve to increase the aggregate number of shares authorized for issuance under the Incentive Plan from 6,278,226 shares to 7,578,226 shares. However, the Company's stockholders did not approve this amendment at the Company's 2003 annual meeting of stockholders, and the increase was not implemented. As of March 31, 2004, options (net of canceled or expired options) covering 4,830,714 shares had been granted under the Incentive Plan, and only 1,422,512 shares of the Company's common stock (plus any shares that might in the future be returned to the Incentive Plan as a result of the reacquisition of unvested shares, or as a result of cancellations or expirations of options) remained available for future grant under the Incentive Plan.

        In April 2004, the Board adopted the amendment and restatement of the Incentive Plan, subject to stockholder approval, which would include the following changes to the Incentive Plan:

  •
  a stockholder approval requirement for the repricing of any options granted under the Incentive Plan;

  •
  an increase to the minimum exercise price of nonstatutory stock options from 50% of the fair market value of the stock on the date of grant to 100% of the fair market value on the date of grant;

  •
  the implementation of a stated maximum term of ten (10) years for nonstatutory stock options;

  •
  the elimination of the ability of the Board to include as a part of any option granted under the Incentive Plan a provision entitling the optionholder to an additional option grant in the event the optionholder exercises the option by surrendering shares of the Company's common stock (commonly referred to as "re-load options");

  •
  to clarify that if the Company reacquires unvested stock issued under the Incentive Plan, the reacquired stock will again be available for issuance under the Incentive Plan, and to provide that if shares subject to an award are not delivered to a participant because the shares are withheld for the payment of taxes or the award is exercised through the reduction of the number of shares subject to the award (i.e., a "net exercise"), the number of shares not delivered to the participant will remain available for issuance under the Incentive Plan; likewise, if the exercise price is paid by tendering shares of the Company's common stock held by the participant, the number of shares tendered will remain available for issuance under the Incentive Plan;

  •
  to provide that the Company's right to repurchase unvested stock be at the lesser of fair market value or cost when the fair market value of the unvested stock is lower than original purchase price of the unvested stock;

  •
  the addition of permissible forms of consideration for the payment of the exercise price of an option granted under the Incentive Plan which includes the ability of an optionee to "net exercise" the option and the ability of an optionee to participate in a same day exercise and sale program developed under Regulation T as promulgated by the Federal Reserve Board;

  •
  the elimination of the requirement that the purchase price for any stock purchase awards granted under the Incentive Plan be not less than 50% of fair market value of the stock on the date of grant;

  •
  the elimination of the requirement that the aggregate number of shares issued pursuant to stock bonus awards be limited to no more than 10% of the share reserve under the Incentive Plan, and, in its place, implement a requirement that the aggregate number of shares issued pursuant to stock purchase awards and stock bonus awards be limited to no more than 30% of the share reserve under the Incentive Plan; and

  •
  an increase in the number of shares authorized for issuance under the Incentive Plan by 1,000,000 shares, from 6,278,226 shares to 7,278,226 shares.

        The Board adopted the amendment and restatement of the Incentive Plan to further align the interests of employees and management with those of the Company's stockholders, to provide the Company with more flexibility in granting equity incentives to current and new employees, and to ensure that the Company can continue to grant equity incentives at levels determined appropriate by the Board.

        During the last fiscal year, under the Incentive Plan, the Company granted to all current executive officers as a group, options to purchase 1,110,000 shares of common stock at exercise prices ranging from $16.96 to $23.75 per share and 25,000 shares of restricted common stock with a market value on the date of grant equal to $20.15, and to all employees (excluding executive officers) as a group, options to purchase 954,999 shares at exercise prices ranging from $15.12 to $26.34 per share. During the last fiscal year, no options were granted under the Incentive Plan to any directors, except for Messrs. Ringo and Welch who were executive officers on the date of the grants. (For information regarding stock option grants to non-employee directors under the Company's 2000 Non-Employee Directors' Stock Option Plan, see "Executive Compensation—Compensation of Directors." For information regarding stock option grants to certain executive officers of the Company, see "Executive Compensation—Stock Option Grants and Exercises.")

        Stockholders are requested in this Proposal 3 to approve the Incentive Plan as amended and restated by the Board in April 2004, including the increase in the aggregate number of shares reserved for issuance under the Incentive Plan by 1,000,000 shares. As described under Proposal 2 (the proposal to approve the increase in the number of authorized shares of common stock), although the Company currently has a sufficient number of shares of common stock available for issuance upon conversion of the Senior Notes, in the event that this Proposal 3 is approved and the share reserve under the Incentive Plan is increased by 1,000,000 shares, there will be fewer shares of common stock available for issuance than are issuable upon conversion of the Senior Notes if Proposal 2 is not approved. If there are not enough shares of common stock available for issuance upon conversion of the Senior Notes, the Company will effectively be required to deliver cash in lieu of shares of common stock under the terms of the Senior Notes. As an accounting matter, during any period in which we do not have sufficient authorized but unissued shares of common stock, without giving effect to reserved shares, the Company will be required to account for the conversion feature of the offered Senior Notes as a derivative. During any period in which the Company is required to use derivative accounting, increases and decreases in the fair value of the conversion feature will result in non-cash charge or credit, respectively, which will affect our reported net income or loss.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3

        The following is a summary of the essential features of the Incentive Plan, as amended and restated, and does not purport to be a complete description of the Incentive Plan. Any stockholder who wishes to obtain a copy of the Incentive Plan may do so by written request to the Secretary at InterMune's headquarters in Brisbane, California.

General

        The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonus awards and stock purchase awards (collectively "awards"). Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "IRC"). Nonstatutory stock options granted under the Incentive Plan are not intended to qualify as incentive stock options under the IRC. (See "Federal Income Tax Information" for a discussion of the tax treatment of awards.) To date, the Company has granted only stock options and stock bonus awards under the Incentive Plan.

Purpose

        The Board adopted the Incentive Plan to provide a means by which employees, directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 300 employees, directors and consultants of the Company and its affiliates are eligible to participate in the Incentive Plan.

Administration

        The Board administers the Incentive Plan. Subject to the provisions of the Incentive Plan, the Board has the power to construe and interpret the Incentive Plan and to determine the persons to whom and the dates on which awards will be granted, the number of shares of common stock to be subject to each award, the time or times during the term of each award within which all or a portion of such award may be exercised, the exercise price, the type of consideration and other terms of the award.

        The Board has the power to delegate administration of the Incentive Plan to a committee, composed of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the IRC or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board has delegated administration of the Incentive Plan to the Compensation Committee. As used herein with respect to the Incentive Plan, the "Board" refers to any committee the Board appoints as well as to the Board itself.

        The regulations under Section 162(m) of the IRC require that the directors who serve as members of the committee must be "outside directors." The Incentive Plan provides that, in the Board's discretion, directors serving on the committee may be "outside directors" within the meaning of Section 162(m). This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than as a director), and (v) any other person who is otherwise not considered an "outside director" for purposes of Section 162(m).

Stock Subject to the Incentive Plan

        Pursuant to the April 2004 amendment and restatement of the Incentive Plan, and subject to stockholder approval of this Proposal, an aggregate of 7,278,226 shares of common stock have been reserved for issuance under the Incentive Plan. If awards granted under the Incentive Plan expire or otherwise terminate without being exercised, the shares of common stock not acquired pursuant to such awards again become available for issuance under the Incentive Plan. If the Company reacquires unvested stock issued under the Incentive Plan, the reacquired stock will again become available for reissuance under the Incentive Plan. In addition, if shares subject to an award are not delivered to a participant because the shares are withheld for the payment of taxes or the award is exercised through the reduction of the number of shares subject to the award (i.e., a "net exercise"), the number of shares not delivered to the participant will remain available for issuance under the Incentive Plan. Likewise, if the exercise price is paid by tendering shares held by the participant, the number of shares tendered will remain available for issuance under the Incentive Plan. The aggregate number of shares of common stock issuable under the Incentive Plan pursuant to the exercise of all incentive stock options may not exceed 10,000,000 shares.

Eligibility

        Incentive stock options may be granted under the Incentive Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors and consultants of both the Company and its affiliates are eligible to receive all other types of awards under the Incentive Plan.

        No incentive stock option may be granted under the Incentive Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Incentive Plan and all other such plans of the Company and its affiliates) may not exceed $100,000. No employee may be granted options under the Incentive Plan exercisable for more than 1,000,000 shares of common stock during any calendar year ("Section 162(m) Limitation").

Terms of Options

        The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

        Exercise Price; Payment.    The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of the grant and, in some cases (see "Eligibility" above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options may not be less than 100% of the fair market value of the stock on the date of grant. If options were granted to covered executives with exercise prices below fair market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m) of the IRC. (See "Federal Income Tax Information.") As of the [most recent practicable date], the closing price of the Company's common stock as reported on the Nasdaq National Market was $            per share.

        The exercise price of options granted under the Incentive Plan must be paid either in cash at the time the option is exercised or at the discretion of the Board, (i) by delivery of other common stock of the Company, (ii) pursuant to a deferred payment arrangement, (iii) by a "net exercise" of the option, (iv) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of shares, results in either the receipt of cash by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, or (v) in any other form of legal consideration acceptable to the Board.

        Option Exercise.    Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares covered by currently outstanding options under the Incentive Plan typically vest as follows: one quarter of the grant vests after the first year, and the remainder vests monthly for three years during the participant's employment by, or service as a director or consultant to, the Company or an affiliate (collectively, "service"). Shares covered by options granted in the future under the Incentive Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may vest or be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but in such event the participant may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase unvested shares, generally at their exercise price, should the participant's service terminate before vesting. To the extent provided by the terms of an option, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned common stock of the Company or by a combination of these means.

        Term.    The maximum term of options under the Incentive Plan is ten (10) years, except that in certain cases (see "Eligibility" above) the maximum term is five (5) years. Options under the Incentive Plan generally terminate three months after termination of the participant's service unless (i) such termination is due to the participant's permanent and total disability (as defined in the IRC), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (ii) the participant dies before the participant's service has terminated, or within three months after termination of such service, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the participant's death) within 18 months of the participant's death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (iii) the option by its terms specifically provides otherwise. A participant may designate a beneficiary who may exercise the option following the participant's death. Individual option grants by their terms may provide for exercise within a longer period of time following termination of service.

        The option term generally is not extended in the event that exercise of the option within these periods is prohibited. A participant's option agreement may provide that if the exercise of the option following the termination of the participant's service would be prohibited because the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"), then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the participant's service during which the exercise of the option would not be in violation of such registration requirements.

        Transferability.    The participant may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the participant, only the participant may exercise an incentive stock option. The Board may grant nonstatutory stock options that are transferable generally to the extent provided in the stock option agreement. Shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

Terms of Stock Purchase Awards

        Payment.    Currently, the Board determines the purchase price under a stock purchase award, but the purchase price may not be less than the par value of the shares subject to the stock purchase award. The purchase price of stock acquired pursuant to a stock purchase award under the Incentive Plan must be paid either (i) in cash at the time of purchase or at the discretion of the Board, (ii) pursuant to a deferred payment arrangement or (iii) in any other form of legal consideration acceptable to the Board.

        Vesting.    Shares of stock sold under the Incentive Plan may, but need not be, subject to a repurchase option in favor of the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a stock purchase award under the Incentive Plan.

        Restrictions on Transfer.    Rights under a stock purchase award may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable stock purchase award agreement.

Terms of Stock Bonus Awards

        Payment.    A stock bonus award may be granted in consideration of past services without a cash payment.

        Vesting.    Shares of stock awarded as a stock bonus under the Incentive Plan may, but need not be, subject to forfeiture to the Company in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a stock bonus award under the Incentive Plan.

        Restrictions on Transfer.    Rights under a stock bonus award may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus award agreement.

Limitation on the Grant of Stock Purchase Awards and Stock Bonus Awards

        The aggregate number of shares that may be issued pursuant to stock purchase awards and stock bonus awards may not exceed 30% of the share reserve as determined at the time of each grant of such an award.

Adjustment Provisions

        Transactions not involving receipt of consideration by the Company, such as a merger, consolidation, reorganization, stock dividend or stock split, may change the type(s), class(es) and number of shares of common stock subject to the Incentive Plan and outstanding awards. In that event, the Incentive Plan will be appropriately adjusted as to the type(s), class(es) and the maximum number of shares of common stock subject to the Incentive Plan and the Section 162(m) Limitation, and outstanding awards will be adjusted as to the type(s), class(es), number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Transactions

        In the event of (i) the sale, lease, license or other disposition of all or substantially all of the assets of the Company (including without limitation, dissolution or liquidation of the Company), (ii) a merger or consolidation in which the Company is not the surviving corporation, or (iii) a reverse merger in which the Company is the surviving corporation but the shares of common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise (collectively, "corporate transaction"), any surviving or acquiring corporation may continue or assume awards outstanding under the Incentive Plan or may substitute similar awards. If any surviving or acquiring corporation does not assume such awards or substitute similar awards, then with respect to awards held by participants whose service with the Company or an affiliate has not terminated, the vesting of such awards (and, if applicable, the time during which such awards may be exercised) will be accelerated in full and the awards will terminate if not exercised (if applicable) at or prior to the effective date of the corporate transaction. With respect to any other stock awards outstanding under the Incentive Plan, such stock awards will terminate if not exercised (if applicable) prior to such event.

Amendment of Terms

        The Board may amend the terms of one or more outstanding options or any other stock awards at any time.

Repricing Limitation

        The Board may not, without first obtaining the approval of the Company's stockholders (i) reduce the exercise price of any outstanding option under the Incentive Plan, (ii) cancel any outstanding option under the Incentive Plan and replace it with an option with a lower exercise price, (iii) accept any outstanding option in exchange for a new option with a lower exercise price, or (iv) take any other action that is treated as a repricing under generally accepted accounting principles.

Duration, Amendment and Termination

        The Board may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Incentive Plan will terminate on January 30, 2010.

        The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board to the extent such approval is necessary to satisfy the requirements of Section 422 of the IRC or any Nasdaq or securities exchange listing requirements. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the IRC regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain executive officers.

Federal Income Tax Information

        Incentive Stock Options.    Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the IRC.

        There generally are no federal income tax consequences to the participant or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant's alternative minimum tax liability, if any.

        If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option is granted and more than one year from the date on which the shares are transferred to the participant upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss.

        Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or (ii) the participant's actual gain, if any, on the purchase and sale. The participant's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

        To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the IRC and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

        Nonstatutory Stock Options, Stock Purchase Awards and Stock Bonus Awards.    Nonstatutory stock options, stock purchase awards and stock bonus awards granted under the Incentive Plan generally have the following federal income tax consequences.

        There are no tax consequences to the participant or the Company by reason of the grant. Upon acquisition of the stock, the participant normally will recognize taxable ordinary income equal to the excess, if any, of the stock's fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the IRC and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

        Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to participants who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

        Potential Limitation on Company Deductions.    Section 162(m) of the IRC denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

        Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if the award is granted by a compensation committee comprised solely of "outside directors" and either (i) the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant, or (ii) the award is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the award is approved by stockholders.

        Stock purchase awards and stock bonus awards will qualify as performance-based compensation under the Treasury Regulations only if (i) the award is granted by a compensation committee comprised solely of "outside directors," (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) the compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount—or formula used to calculate the amount—payable upon attainment of the performance goal).

Equity Compensation Plan Information

        The following table provides certain information as of the indicated date regarding our equity compensation plans as of the dates indicated, all of which have been approved by our stockholders.

Plan description	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a) Dec 31, 2003	(b) Dec 31, 2003	(c) Dec 31, 2003
1999 Equity Incentive Plan(1)	147,177	$4.50	0
2000 Equity Incentive Plan(2)	5,044,391	$28.51	1,128,109
2000 Non-Employee Directors' Stock Option Plan	536,424	$24.52	183,576
2000 Employee Stock Purchase Plan	—	—	1,022,070

Total	5,727,992		2,333,755

(1)
The 1999 Equity Incentive Plan was superseded by the 2000 Equity Incentive Plan. Accordingly, no shares or options may be granted under the 1999 Equity Incentive Plan.

(2)
Does not include 1,000,000 shares to be added to the Incentive Plan pursuant to the March 2004 amendment to the Incentive Plan, if approved by stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

 PROPOSAL 4
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE INTERMUNE, INC.
2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

        The Board adopted the InterMune, Inc. 2000 Non-Employee Directors' Stock Option Plan (the "Directors' Plan") in January 2000, and our stockholders approved the Directors' Plan in February 2000. Until January 1, 2003, the Directors' Plan provided that each non-employee director would receive an initial option grant to purchase 30,000 shares of our common stock, which vested ratably over three years. Until June 2002, the Directors' Plan also provided that each non-employee director would receive an automatic option grant to purchase 10,000 shares of our common stock each year, which vested monthly. In June 2002, the Board approved an amendment to the Directors' Plan to increase the annual stock option grant to 15,000 shares following the first three years of service.

        In March 2003, the Board adopted, and the stockholders subsequently approved, amendments to the Directors' Plan that became effective as of January 1, 2003 to:

  •
  provide each non-employee director with an additional automatic 30,000 share option grant, which is granted after every three years of continuous service;

  •
  increase to 25,000 shares the annual option grant for each non-employee director, irrespective of length of service;

  •
  provide to the Chairman of the Board, in addition to the option grants received as a non-employee director, an additional initial option grant to purchase 30,000 shares of the Company's common stock, which, for so long as such person remains Chairman, will vest ratably over three years and will automatically renew for successive three-year periods;

  •
  provide the Chairman of the Board an additional option grant to purchase 25,000 shares of our common stock, which for so long as such person remains Chairman, will vest monthly and renew annually; and

  •
  increase the automatic annual increase in the share reserve to 300,000 shares, to become effective January 1, 2004.

        In April 2004, the Board adopted the amendment and restatement of the Directors' Plan, subject to stockholder approval, which would include the following changes to the Directors' Plan:

  •
  to eliminate the additional automatic 30,000 share option grants to non-employee directors after every three years of continuous service;

  •
  to reduce from 25,000 to 20,000 shares the annual option grant for each non-employee director, and provide each non-employee director who is appointed to the Board after the date of this annual grant but before the date of the next annual meeting of stockholders with an option to purchase a pro-rated portion of the 20,000 shares;

  •
  to reduce from 25,000 to 10,000 shares the additional annual option grant for the Chairman of the Board, and provide any person who is appointed as Chairman of the Board after the date of this annual Chairman grant but before the date of the next annual meeting of stockholders with an option to purchase a pro-rated portion of the 10,000 shares; and

  •
  to eliminate the additional initial option grant to the Chairman upon his or her election as Chairman to purchase 30,000 shares of the Company's common stock and each successive three-year period thereafter.

        At the time the Board adopted the amendment and restatement of the Directors' Plan, the Board delegated to a duly-authorized committee of the Board the authority to adopt further amendments to the Directors' Plan. In connection with this grant of authority, the committee adopted amendments to the Directors' Plan to eliminate the evergreen provision by which there had been an automatic annual replenishment of shares of common stock reserved for issuance under the Directors' Plan by 300,000 shares on January 1 of each year, and in connection with the elimination of this evergreen provision, the committee approved an increase in the number of shares authorized for issuance under the Directors' Plan by 250,000 shares, from 1,020,000 shares to 1,270,000 shares. As described below, if this Proposal 4 is approved, only 633,576 shares would be available for future grant out of the 1,270,000 total shares reserved for issuance under the Directors' Plan.

        The Board believes that the amendment and restatement of the Directors' Plan will further align the interests of the Company's directors with its stockholders while at the same time rewarding and helping to retain those directors that have the most experience with and have invested a significant amount of time with the Company, and assisting the Company in its efforts to compete more effectively in hiring new qualified directors. Stockholders are requested in this Proposal 4 to approve the Directors' Plan, as amended and restated by the Board in April 2004, including the elimination of the automatic annual replenishment of shares of common stock reserved for issuance under the Directors' Plan and the increase in the number of shares authorized for issuance under the Directors' Plan by 250,000 shares. As described under Proposal 2 (the proposal to approve the increase in the number of authorized shares of common stock), although the Company currently has a sufficient number of shares of common stock available for issuance upon conversion of the Senior Notes, in the event that this Proposal 4 is approved and the share reserve under the Directors' Plan is increased by 250,000 shares, there will be fewer shares of common stock available for issuance than are issuable upon conversion of the Senior Notes if Proposal 2 is not approved. If there are not enough shares of common stock available for issuance upon conversion of the Senior Notes, the Company will effectively be required to deliver cash in lieu of shares of common stock under the terms of the Senior Notes. As an accounting matter, during any period in which we do not have sufficient authorized but unissued shares of common stock, without giving effect to reserved shares, the Company will be required to account for the conversion feature of the offered Senior Notes as a derivative. During any period in which the Company is required to use derivative accounting, increases and decreases in the fair value of the conversion feature will result in non-cash charge or credit, respectively, which will affect our reported net income or loss.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 4.

        The following is a summary of the essential features of the Directors' Plan, as amended and restated, and does not purport to be a complete description of the Directors' Plan. Any stockholder who wishes to obtain a copy of the Directors' Plan may do so by written request to the Secretary at InterMune's headquarters in Brisbane, California.

General

        The Directors' Plan provides for the automatic grant of nonstatutory stock options. Options granted under the Directors' Plan are not intended to qualify as "incentive stock options" within the meaning of Section 422 of the IRC.

Purpose

        The Board adopted the Directors' Plan to provide a means by which non-employee directors of the Company may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company. Seven of the current directors of the Company participate in the Directors' Plan.

Administration.

        The Board administers the Directors' Plan. The Board has the authority to construe, interpret and amend the Directors' Plan.

Share Reserve

        A total of 180,000 shares of common stock were initially reserved under the Directors' Plan. On January 1 of each year, the share reserve automatically increased by 180,000 shares of common stock. Effective January 1, 2004, the share reserve automatically increased by 300,000 shares of common stock. As of January 1, 2004, the Company had reserved an aggregate of 1,020,000 shares of common stock under the Directors' Plan pursuant to this evergreen provision. Pursuant to the April 2004 amendment and restatement of the Directors' Plan, and subject to stockholder approval of this Proposal, the evergreen provision would be eliminated and in connection with the elimination of the evergreen provision, the Company has reserved an additional 250,000 shares of common stock for issuance under the Directors' Plan, bringing the aggregate number of shares of common stock reserved for issuance under the Directors' Plan to 1,270,000 shares. If an optionholder does not purchase the shares subject to his or her option before the option expires or otherwise terminates, the shares that are not purchased will again become available for issuance under the Directors' Plan.

        As of March 31, 2004, options (net of canceled or expired options) covering 636,424 shares had been granted under the Directors' Plan, and only 383,576 shares of the Company's common stock (plus any shares that might in the future be returned to the Directors' Plan as a result of canceled or expired options) remained available for future grant under the Directors' Plan. If this Proposal 4 is approved, there will be 633,576 shares of the Company's common stock (plus any shares that might in the future be returned to the Directors' Plan as a result of canceled or expired options) available for future grant under the Directors' Plan (i.e., of the 1,270,000 total shares reserved for issuance, only 633,576 would be available for future grant).

Eligibility

        The Directors' Plan provides that options may only be granted to directors who are not employees of the Company or its affiliates.

Terms of Options

        Automatic Grants.    Options for common stock are automatically granted under the Directors' Plan to our non-employee directors as follows:

  •
  each non-employee director is automatically granted on the date of initial election an initial option for 30,000 shares (an "Initial Grant");

  •
  on the day following each annual meeting of the Company's stockholders, each non-employee director is automatically granted an option for 20,000 shares, and each non-employee director who is appointed to the Board after the date of this annual grant but before the date of the next annual meeting of stockholders will receive on the date of his or her appointment an option to purchase a pro-rated portion of the 20,000 shares for the portion of the year between such appointment and the next annual meeting; and

  •
  on the day following each annual meeting of the Company's stockholders, the independent Chairman of the Board is automatically granted, in addition to the annual option grant as a non-employee director, an option for 10,000 shares, and any person who is appointed as Chairman of the Board after the date of this annual Chairman grant but before the date of the next annual meeting of stockholders will receive on the date of his or her appointment an option to purchase a pro-rated portion of the 10,000 shares for the portion of the year between such appointment and the next annual meeting.

        Notwithstanding the foregoing, for annual option grants to our non-employee directors that would otherwise occur on the day following this Annual Meeting, each of our non-employee directors who was granted an annual option to purchase 25,000 shares during the one year period prior to the date of this Annual Meeting under the provisions of the Directors' Plan (prior to its amendment and restatement as contemplated by this Proposal 4), will receive a pro-rated portion of the 20,000 shares on the date that director's previously granted option vests in full, rather than on the day following the Annual Meeting. These pro-rated annual option grants will vest in equal monthly installments until the annual meeting in 2005. This is intended to ensure that the directors do not receive a disproportionate benefit as a result of the amendment and restatement of Directors' Plan, which changes the date upon which each non-employee director receives an annual option grant.

        Vesting.    For grants to a non-employee director in his or her capacity as a director, as long as the non-employee director continues to serve with the Company or any of its affiliates (whether in the capacity of a director, consultant or employee): (i) each Initial Grant will vest in monthly installments commencing one month after the date of its grant, at the rate of 1/36th of the total number of shares subject to the option, and (ii) each annual grant for 20,000 shares will vest in monthly installments commencing one month after the date of its grant, at the rate of 1/12th of the total number of shares subject to the option.

        For grants to the independent Chairman of the Board in his or her capacity as Chairman, as long as such person continues to serve with the Company as Chairman, each option granted for 10,000 shares will vest in monthly installments commencing one month after the date of its grant, at the rate of 1/12th of the total number of shares subject to the option.

        If an annual option grant to a non-employee director or the Chairman of the Board is pro-rated because that person was appointed as a non-employee director or the Chairman of the Board, as the case may be, after the annual grant date, then the vesting schedule for that option grant will be adjusted so that the pro-rated number of shares will vest in equal monthly installments between the grant date of the option and the Company's next annual meeting of stockholders.

        Exercise Price.    Options have an exercise price equal to 100% of the fair market value of the Company's common stock on the grant date.

        Term.    The maximum option term is ten years. However, options generally will terminate three months after the optionholder's service with the Company terminates, or, in the case of an option granted to the Chairman of the Board in his or her capacity as Chairman, three months after the optionholder's service as Chairman terminates. If termination is due to the optionholder's disability, however, the post-termination exercise period is extended to 12 months. If termination is due to the optionholder's death or if the optionholder dies within three months after his or her service terminates, the post-termination exercise period is extended to 18 months following death.

        Transfer.    The optionholder may transfer the option by gift to immediate family or to certain trusts used for estate-planning purposes. The optionholder also may designate a beneficiary to exercise the option following the optionholder's death. Otherwise, the option exercise rights will pass by the optionholder's will or by the laws of descent and distribution.

        Other Provisions.    The option agreement may contain such other terms, provisions and conditions not inconsistent with the Directors' Plan as determined by the Board.

Adjustment Provisions

        Transactions not involving the receipt of consideration, including a merger, consolidation, reorganization, stock dividend and stock split, may change the class and number of shares subject to the Directors' Plan and to outstanding options. In that event, the Board will appropriately adjust the Directors' Plan as to the class and the maximum number of shares subject to the Directors' Plan, the automatic annual increase to the share reserve and the automatic option grants. The Board will also adjust outstanding options as to the class, number of shares and price per share subject to the options.

        In the event of a change in control, the surviving entity may either assume or replace outstanding options under the Directors' Plan. If this does not occur, then options granted under the Directors' Plan to persons providing services to the Company (whether as a director, employee or consultant) will become fully vested and exercisable and any unexercised options will terminate immediately prior to the change of control event. Even if assumption or replacement does occur, the options held by non-employee directors will become fully vested and exercisable as of the change of control event. A change in control includes the following:

  •
  a sale, lease or other disposition of all or substantially all of the Company's securities or assets;

  •
  a merger or consolidation in which the Company is not the surviving corporation; or

  •
  a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property.

Options Issued

        The Directors' Plan became effective in March 2000. As of March 31, 2004, options (net of canceled or expired options) covering an aggregate of 636,424 shares of common stock had been granted under the Directors' Plan.

Termination and Amendment

        The Directors' Plan has no stated termination date. However, the Board may suspend or terminate the Directors' Plan without stockholder approval or ratification at any time.

        The Board may also amend the Directors' Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company to the extent that stockholder approval is necessary to satisfy Rule 16b-3 of the Exchange Act or the requirements of any Nasdaq or securities exchange listing requirements. The Board may submit any other amendment to the Directors' Plan for stockholder approval.

Federal Income Tax Information

        Nonstatutory stock options granted under the Directors' Plan generally have the following federal income tax consequences.

        There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. If the optionholder becomes an employee, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

        Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

New Plan Benefits

        The following table presents certain information with respect to options to be granted under the Directors' Plan to the Company's existing non-employee directors from the day following the Annual Meeting until the date of the 2005 annual meeting of stockholders:

NEW PLAN BENEFITS
InterMune, Inc. 2000 Non-Employee Directors' Stock Option Plan, as amended

Name and Position	Number of Shares Underlying Options Granted
William Ringo (Chairman of the Board)	30,000
William Halter	18,387
James Healy	8,335
Thomas Hodgson	6,668
Jonathan Leff	8,335
Michael Smith	10,002
Wayne Hockmeyer(1)	—
All Non-Employee Directors as a Group (7 Persons)	81,677

(1)
Mr. Hockmeyer has decided not to stand for reelection as a Class I director, but will remain on the Board until the Annual Meeting.

PROPOSAL 5
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2004 and has further directed that management submit the Audit Committee's selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young has audited the Company's financial statements since January 2000. Representatives of Ernst & Young are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Auditor's Fees

        Audit Fees.    The aggregate fees billed by Ernst & Young for the audit of the Company's financial statements, review of the Company's interim financial statements, review of SEC registration statements, issuance of comfort letters and consents for the year ended December 31, 2003 were $252,815, and for the year ended December 31, 2002 were $376,700.

        Audit-Related Fees.    The aggregate fees billed by Ernst & Young for audit-related services (which included consultations on various transactions) for the year ended December 31, 2003 were $12,650, and for the year ended December 31, 2002 were $9,327, as follows:

	2003	2002
Accounting Research	$5,100	$6,827
Annual Subscription to On-Line Updates	$2,500	$2,500
Guidance with respect to Section 404 of the Sarbanes-Oxley Act of 2002	$5,050	—

        Tax Fees.    The aggregate fees billed by Ernst & Young in relation to the preparation and review of the Company's income tax returns and for general tax advice provided for the year ended December 31, 2003 were $33,176, and for the year ended December 31, 2002 were $140,782, as follows:

	2003	2002
Assistance with State and Federal income tax returns preparation	$31,436	$23,782
State nexus research and international consultation	$1,740	$117,000

        All Other Fees.    Ernst & Young did not provide any other services to the Company during 2003 or 2002.

        Pursuant to the Audit Committee's charter, the Audit Committee reviews, and prior to initiation of services, approves all non-audit services provided to the Company by the independent auditors, and considers the possible effect of such services on the independence of such auditors. The Audit Committee by prior resolution may pre-approve non-audit services. The Audit Committee has determined that the non-audit services provided by Ernst & Young in 2003 were compatible with maintaining the auditors' independence. The Audit Committee has pre-authorized the Company to engage Ernst & Young to perform up to $25,000 in non-audit/tax services in 2004, and authorized the Chairman of the Audit Committee to pre-approve the engagement of Ernst & Young to perform additional non-audit/tax services of less than $10,000 for the Company. Ernst & Young may not perform any additional non-audit/tax services except as pre-authorized by the Audit Committee or its Chairman.

        Stockholder ratification of the Audit Committee's selection of Ernst & Young as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may engage different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 5

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's common stock as of January 31, 2004 (except as noted) by (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table (i.e., the Named Executive Officers); (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.

		Beneficial Ownership(1)
Name and, in the Case of Greater than 5% Stockholders, Address of Beneficial Owner	Number of Shares	Shares Subject to Right of Repurchase as of January 31, 2004(2)	Shares Issuable Under Options Exercisable Within 60 Days of January 31, 2004(3)	Percent of Total Outstanding Shares Beneficially Owned
Franklin Resources, Inc.(4) One Franklin Parkway San Mateo, CA 94403	5,492,085	—	—	17.2%
Sectoral Asset Management Inc.(5) 2120-1000 Sherbrooke St. West Montreal PQH3A 3G4 Canada	4,264,320	—	—	13.4%
Warburg, Pincus Equity Partners, L.P.(6) 466 Lexington Avenue New York, NY 10017	3,922,590	—	—	12.3%
Pictet Funds—Biotech(7) 1, Boulevard Royal Boîte Postale 687 L-2016 Luxembourg	2,651,190	—	—	8.3%
Citigroup Inc.(8) 388 Greenwich Street New York, NY 10013	2,098,405	—	—	6.6%
Viking Global Investors, LP(9) 280 Park Ave. #35 New York, NY 10017	1,620,000	—	—	5.1%
Daniel G. Welch	—	—	—	*
W. Scott Harkonen(10)	630,000	—	173,746	2.5%
James E. Pennington(11)	—	—	143,747	*
Roger Hawley	4,700	—	—	*
Stephen N. Rosenfield	42,596	18,520	59,432	*
John J. Wulf(12)	876	—	165,831	*
Marianne S. Armstrong	—	—	44,479	*
William A. Halter	—	—	51,181	*
James I. Healy	77,132	—	70,832	*
Wayne T. Hockmeyer	12,000	—	57,258	*
Thomas R. Hodgson	—	—	36,666	*
Jonathan S. Leff(5)	3,922,590	—	100,996	12.8%
William R. Ringo, Jr.(13)	25,000	—	82,402	*
Michael L. Smith	—	—	8,750	*
All executive officers and directors as a group (15 people)(14)	4,171,005	47,853	828,238	15.3%

*
Less than one percent

(1)
This table is based upon information supplied by officers, directors and principal stockholders, and Schedules 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 31,860,410 shares outstanding on January 31, 2004, adjusted as required by rules promulgated by the SEC. Unless otherwise indicated, the address of each of the individuals and entities listed in this table is c/o InterMune, Inc. at the address on the first page of this proxy statement.

(2)
The shares of common stock are subject to the Company's right of repurchase at the original option exercise price, in the event the holder ceases to provide service to the Company. The option exercise prices range from $0.12 to $4.50 per share.

(3)
Includes options that are not subject to early exercise (i.e., exercise before vesting of options) and also includes the following options that are subject to early exercise: Mr. Rosenfield—15,891 shares. With respect to shares that have been acquired through early exercise, the Company has a right to repurchase any unvested shares upon the employee's termination of employment or board member's termination of service.

(4)
Based upon a Schedule 13G/A filed by Franklin Resources, Inc. ("FRI") with the SEC on February 9, 2004. Such shares are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect advisory subsidiaries of FRI. Charles B. Johnson and Rupert H. Johnson, Jr. are the principal owners of FRI, and they, along with FRI and each of FRI's advisory subsidiaries, disclaim any economic interest or beneficial ownership in any of such shares.

(5)
Based upon a Schedule 13G filed with the SEC on February 13, 2004 by Sectoral Asset Management Inc. ("Sectoral"). Sectoral is a registered investment advisor. Jérôme G. Pfund and Michael L. Sjöström are the sole shareholders of Sectoral. Sectoral has sole voting power over 188,170 of such shares, has shared voting power over none of such shares, and has sole dispositive power over 4,264,320 of such shares. Messrs. Pfund and Sjöström disclaim beneficial ownership of such shares.

(6)
Includes shares held by Warburg, Pincus Equity Partners, L.P. and three affiliated partnerships (the "WPEP Group") as of January 31, 2004. Does not include an additional 708,000 shares acquired by the WPEP Group between January 31, 2004 and February 20, 2004. Warburg Pincus & Co. ("WP") is the sole general partner of each of the partnerships of the WPEP Group. WP is managed by Warburg Pincus LLC (formerly E.M. Warburg, Pincus & Co., LLC) ("WP LLC"). By reason of the provisions of Rule 16a-1 of the Exchange Act, WP and WP LLC may be deemed to be the beneficial owners of the shares held by WPEP, although both WP and WP LLC disclaim beneficial ownership of the shares except to the extent of any indirect pecuniary interest therein. Mr. Leff is a managing director and member of WP LLC and a general partner of WP. Mr. Leff may be deemed to have an indirect pecuniary interest in an indeterminate portion of the shares beneficially owned by the WPEP Group. Mr. Leff disclaims beneficial ownership of the shares held by these entities except to the extent of any indirect pecuniary interest therein.

(7)
Information is as provided by Pictet Gestion (Luxembourg) S.A. on behalf of Pictet Funds—Biotech.

(8)
Based upon a Schedule 13G filed with the SEC on February 17, 2004 by Citigroup Inc. ("Citigroup") and Citigroup Global Markets Holdings Inc. ("CGM Holdings"), an affiliate of Citigroup. Citigroup has shared voting and dispositive power over such shares, and GCM Holdings has shared voting and dispositive power over 2,007,105 of such shares.

(9)
Based upon a Schedule 13G filed by Viking Global Equities LP ("VGE") and Viking Global Investors LP ("VGI"), an affiliate of VGE with the SEC on January 23, 2004. Viking Global Performance ("VGP") is the general partner of VGE and VGI. O. Andreas Halvorsen, Brian T. Olson and David C. Ott are the managing directors of VGI and members of VGP, and possess shared power to dispose of and vote the shares held by VGI and VGP. VGP and VGI each have the power to dispose of and vote shares of the shares owned by VGE. VGP, VGI, Ms. Halvorsen and Messrs. Olson and Ott do not directly own any of the shares. VGP and VGI have shared dispositive power over 1,620,000 of such shares and have shared voting power over 1,620,000 of such shares. VGE has shared dispositive power over 819,000 of such shares and has shared voting power over 819,000 of such shares. Ms. Halvorsen and Messrs. Olson and Ott have shared dispositive power over 1,620,000 of such shares and have shared voting power over 1,620,000 of such shares.

(10)
Dr. Harkonen resigned from his role as our President and Chief Executive Officer in June 2003 and resigned from our Board in September 2003.

(11)
Dr. Pennington resigned from his role as Executive Vice President of Medical and Scientific Affairs in January 2004.

(12)
Mr. Wulf resigned from his role as Senior Vice President of Corporate Development in November 2003.

(13)
Mr. Ringo served as our interim Chief Executive Officer from June 2003 to September 2003. Mr. Ringo continues to serve on our Board.

(14)
Due to the resignations of Dr. Harkonen, Dr. Pennington and Mr. Wulf from InterMune in September 2003, January 2004 and November 2003, respectively, such numbers do not include shares held or beneficially owned by Dr. Harkonen, Dr. Pennington and Mr. Wulf.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2003, its officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

Compensation of Directors

        Directors who are neither employees of nor consultants to the Company (each, a "non-employee director") receive an annual retention fee of $30,000, paid on a quarterly basis. In addition, each committee member receives a fee of $1,000 per committee meeting attended and the chairman of each committee receives an additional $500 per committee meeting attended. During 2003, the Company paid an aggregate of $317,250 for such retention and attendance fees. In accordance with Company policy, directors are also reimbursed for reasonable expenses in connection with attendance at Board and committee meetings. During 2003, the Company paid an aggregate of $36,459 for such expenses.

        Dr. Harkonen and Mr. Ringo did not receive cash compensation as non-employee directors during their tenures as Chief Executive Officer and President and interim Chief Executive Officer, respectively. Dr. Harkonen served as our President and Chief Executive Officer from February 1998 until June 2003, and Mr. Ringo served as our interim Chief Executive Officer from June 2003 until September 2003. Dr. Harkonen resigned from the Board in September 2003.

        Each non-employee director also receives stock option grants under our Directors' Plan as described under Proposal 4 above. These option grants are non-discretionary and are automatically granted under the Directors' Plan without further action by the Company, the Board or its stockholders.

        During the last fiscal year, the Company granted options covering an aggregate of 411,424 shares under the Directors' Plan in the individual amounts of: 55,000 to each of Messrs. Healy, Hodgson and Smith; 15,000 to Mr. Simon (who resigned from the Board in February 2003); 32,849 to Mr. Halter; 56,425 to Mr. Hockmeyer; 55,164 to Mr. Leff; and 86,986 to Mr. Ringo. Mr. Ringo was also granted a stock bonus award for 25,000 shares under the Incentive Plan in connection with his service as interim Chief Executive Officer and President and Executive Chairman of the Board. Pursuant to the terms of Mr. Ringo's stock bonus award, 6,250 of the shares were fully vested on the date of the award (November 5, 2003), with the remainder of the shares vesting on a quarterly basis beginning on December 25, 2003 until September 25, 2006, at which time the stock award will be vested in full. Options granted during the last fiscal year had exercise prices equal to 100% of the fair market value on the date of grant, based on the closing sales price reported in the Nasdaq National Market for the date of grant. As of March 10, 2004, no options had been exercised by non-employee directors in 2003 or to date in 2004.

Compensation of Executive Officers

        The following table shows, for the fiscal years ended December 31, 2003, 2002 and 2001, compensation awarded or paid to, or earned by, the persons who served as the Company's Chief Executive Officer during the 2003 fiscal year, and its five other most highly compensated officers at December 31, 2003 (the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

		Annual Compensation					Long Term Compensation
Name and Principal Position	Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)		Stock Award(s) ($)		Securities Underlying Options		All Other Compensation ($)
Daniel G. Welch(1) Chief Executive Officer, President and Director	2003 2002 2001	139,326 — —		— — —	62,307 — —	(2)	— — —		625,000 — —		203 — —	(3)
W. Scott Harkonen, M.D.(4) Former Chief Executive Officer, President and Director	2003 2002 2001	420,794 350,000 300,000	(5)	175,000 225,000 140,000	— — —		— —		120,000 180,000 120,000		471,224 1,242 1,478	(6) (3) (3)
William R. Ringo(7) Non-Executive Chairman of the Board, Director, former interim Chief Executive Officer, President and Executive Chairman of the Board	2003 2002 2001	251,923 — —		100,000 — —	— — —		503,750 — —	(8)	86,986 — —	(9)	50,621 — —	(10)
Marianne Armstrong, Ph.D. Senior Vice President of Regulatory, Medical Affairs and Drug Safety	2003 2002 2001	250,000 161,500 —		173,000 50,920 —	— — —		— — —		15,000 85,000 —		495 346 —	(3) (3)
James E. Pennington, M.D.(11) Former Executive Vice President of Medical and Scientific Affairs	2003 2002 2001	310,000 300,000 258,176		90,000 128,038 75,000	— — —		— — —		25,000 50,000 150,000		2,178 2,029 341	(3) (3) (3)
Roger Hawley(12) Executive Vice President of Commercial Operations	2003 2002 2001	141,666 — —		250,000 — —	212,157 — —	(13)	— — —		150,000 — —		535 — —	(3)
Stephen N. Rosenfield Executive Vice President of Legal Affairs, General Counsel and Secretary	2003 2002 2001	258,000 235,000 220,000		92,250 88,000 34,000	— — —		— — —		25,000 40,000 30,000		759 869 1,065	(3) (3) (3)
John J. Wulf(14) Former Senior Vice President of Corporate Development	2003 2002 2001	241,722 235,000 220,000		70,500 88,000 26,000	— — —		— — —		20,000 40,000 30,000		174,760 869 697	(15) (3) (3)

(1)
Mr. Welch joined the Company as President and Chief Executive Officer in September 2003.

(2)
Represents $37,716 in relocation expenses reimbursed by the Company to Mr. Welch, and $24,591 reimbursed by the Company to Mr. Welch for payment of taxes.

(3)
Represents term-life insurance premiums paid by the Company on behalf of the Named Executive Officers.

(4)
Dr. Harkonen resigned from his role as our President and Chief Executive Officer in June 2003 and resigned from our Board in September 2003.

(5)
Includes $45,070 of accrued and unused vacation earned through the date of Dr. Harkonen's resignation from his role as our President and Chief Executive Officer.

(6)
Represents $724 in term-life insurance premiums paid by the Company on behalf of Dr. Harkonen and $3,000 in compensation paid to Dr. Harkonen for his service as a non-employee director. This figure also represents a lump-sum $282,500 severance payment made to Dr. Harkonen in October, 2003, the reimbursement by the Company of $50,000 in legal fees incurred in connection with Dr. Harkonen's severance from the Company, and $135,000 in compensation paid to Dr. Harkonen for certain consulting services rendered to the Company pursuant to an agreement entered into in connection with Dr. Harkonen's resignation from the Board in September 2003.

(7)
Mr. Ringo became interim Chief Executive Officer in June 2003 and resigned from his role as interim Chief Executive Officer in September 2003. Mr. Ringo continues to serve as the Non-Executive Chairman of the Company's Board.

(8)
Represents the dollar value of 25,000 shares of the Company's common stock subject to a stock bonus award made to Mr. Ringo under the Incentive Plan. Pursuant to the terms of Mr. Ringo's stock bonus award, 6,250 of the shares were fully vested on the date of grant, with the remainder of the shares vesting on a quarterly basis until September 25, 2006, at which time the stock award will be vested in full.

(9)
Represents shares underlying stock options granted to Mr. Ringo in his capacity as a non-employee director under the Directors' Plan.

(10)
Represents $871 in term-life insurance premiums paid by the Company on behalf of Mr. Ringo and $49,750 in compensation paid to Mr. Ringo for his service as a non-employee director.

(11)
Dr. Pennington resigned from his role as Executive Vice President of Medical and Scientific Affairs in January 2004.

(12)
Mr. Hawley joined the Company as Executive Vice President of Commercial Operations in July 2003.

(13)
Represents $125,059 in relocation expenses reimbursed by the Company to Mr. Hawley, and $87,098 reimbursed by the Company to Mr. Hawley for payment of taxes.

(14)
Mr. Wulf resigned from his role as Senior Vice President of Corporate Development in November 2003.

(15)
Represents $541 in term-life insurance premiums paid by the Company on behalf of Mr. Wulf and $173,869 in severance payments made to Mr. Wulf in connection with his resignation as Senior Vice President of Corporate Development.

STOCK OPTION GRANTS AND EXERCISES

        The Company has granted stock options to executive officers, employees and consultants under the Company's 1999 Equity Incentive Plan (the "1999 Plan") and the Incentive Plan. As of March 10, 2004, options to purchase 128,358 shares of common stock were outstanding under the 1999 Plan, and no shares of common stock remained available for future grants, as the 1999 Plan was superseded by the Incentive Plan. As of March 10, 2004, options to purchase 5,394,867 shares of common stock were outstanding under the Incentive Plan, and 1,398,333 shares remained available for future grants.

        The following tables show, for the fiscal year ended December 31, 2003, certain information regarding all options granted to, exercised by, and held at year end by, the Named Executive Officers.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options Granted (#)(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
		Percent of Total Options Granted to Employees in Fiscal Year(2)
Name			Exercise Price($)	Expiration Date
					5%($)	10%($)
Mr. Welch	625,000	29.9%	20.08	9/25/2013	7,892,628	20,001,468
Dr. Harkonen(4)	120,000	5.7%	18.70	9/30/2004	1,411,240	3,576,358
Mr. Ringo(5)	61,986	3.0%	24.76	5/29/2013	965,211	2,446,033
Mr. Ringo(5)	25,000	1.2%	16.00	6/19/2013	651,558	1,037,497
Mr. Hawley	150,000	7.2%	16.96	7/9/2013	1,599,908	4,054,481
Dr. Pennington(6)	25,000	1.2%	18.70	1/31/2004	294,008	745,075
Mr. Rosenfield	25,000	1.2%	18.70	3/5/2013	294,008	745,075
Mr. Wulf(7)	20,000	1.0%	18.70	11/10/2004	235,207	596,060
Dr. Armstrong	15,000	0.7%	18.70	3/5/2013	176,405	447,045

(1)
With the exception of options granted to Mr. Ringo, reflects options granted in 2003 to the Named Executive Officers under the Incentive Plan. Options generally vest over a four year period, 25% after one year and 2.083% per month thereafter. The options expire 10 years from the date of grant, or earlier upon termination of employment. The exercise price per share was equal to the fair market value of the Company's common stock on the date of grant. The Incentive Plan also contains provisions for the Board, among other things, to accelerate vesting of options in the event of a change in control of the Company. With respect to options granted to Mr. Ringo, reflect options granted in 2003 under the Directors' Plan. See "—Compensation of Directors" above for a description of the terms of options granted to directors under the Directors' Plan.

(2)
Based on options to purchase 2,089,999 shares of common stock granted to employees, including executive officers, in the fiscal year ended December 31, 2003.

(3)
The potential realizable value is based on the term of the option at the time of grant. Assumed stock price appreciation of 5% and 10% is used pursuant to rules promulgated by the SEC. The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, for the entire term of the option and that the option is exercised and sold on the last day of its term at the appreciated price. No gain to the optionee is possible unless the stock price increases over the option term. The potential realizable value for Drs. Harkonen and Pennington and Mr. Wulf do not take into account the fact that the options expire in 2004.

(4)
Dr. Harkonen resigned from his role as our President and Chief Executive Officer in June 2003 and resigned from our Board in September 2003.

(5)
Mr. Ringo was interim Chief Executive Officer and President from June 2003 to September 2003. Mr. Ringo continues to serve as the Non-Executive Chairman of the Company's Board.

(6)
Dr. Pennington resigned from his role as Executive Vice President of Medical and Scientific Affairs in January 2004.

(7)
Mr. Wulf resigned from his role as Senior Vice President of Corporate Development in November 2003.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at FY-End (#) Exercisable/ Unexercisable(2)	Value of Unexercised In-the-Money Options at FY-End ($) Exercisable/ Unexercisable(2),(3)
Mr. Welch	0	0	0/625,000	$—/$—
Dr. Harkonen(4)	0	0	218,746/35,002	$—/$—
Mr. Ringo	0	0	0/0	$—/$—
Dr. Armstrong	0	0	40,937/59,063	$—/$—
Dr. Pennington(5)	0	0	0/0	$—/$—
Mr. Hawley	0	0	0/150,000	$—/$204,000
Mr. Rosenfield	37,039	598,158	57,973/44,793	$801,187/$—
Mr. Wulf	6,666	35,288	165,831/0	$—/$—

(1)
Fair market value of the common stock on the date of exercise less the exercise price and multiplied by the number of shares exercised.

(2)
Reflects vested and unvested shares at December 31, 2003. All options are subject to early exercise (i.e., exercise before vesting), provided that the Company has a right to repurchase unvested shares upon the employee's termination of employment.

(3)
Fair market value of the common stock on December 31, 2003 ($23.16, based on the closing price as reported on the Nasdaq National Market) less the exercise price and multiplied by the number of shares exercisable.

(4)
Dr. Harkonen resigned from his role as our President and Chief Executive Officer in June 2003 and resigned from our Board in September 2003.

(5)
Dr. Pennington left the Company in January 2004.

Employment, Severance and Change of Control Agreements

        Welch Offer Letter Agreement.    The Company entered into an offer letter agreement with Mr. Welch in September 2003 (the "Welch Letter Agreement"). Under the terms of the Welch Letter Agreement, Mr. Welch is entitled to an annual base salary of $525,000, which will be reviewed annually by the Compensation Committee. In addition, Mr. Welch is eligible for an annual bonus based on the attainment of corporate goals established between the Board and Mr. Welch. Under the Welch Letter Agreement, Mr. Welch's annual target bonus is 75% (or such greater percentage as the Board may approve) of Mr. Welch's base salary (the "Target Bonus"). Under the terms of the Welch Letter Agreement, Mr. Welch was also granted an option to purchase 625,000 shares of the Company's common stock pursuant to the Incentive Plan (the "Options"). The Options have a ten-year term and vest in equal monthly installments over four years; provided, however, that the first 12 installments shall not vest until September 25, 2004. Mr. Welch was also entitled to certain relocation expenses and four-year cost of living housing differential payment ("COLA"). The COLA is paid to Mr. Welch in equal monthly installments pursuant to which Mr. Welch will receive:

  •
  $67,027 in the first year of his employment;

  •
  $50,270 in his second year of employment;

  •
  $33,513 in his third year of employment; and

  •
  $16,576 in his fourth year of employment.

        In addition, at the end of each calendar year, the Company will gross-up for income tax purposes the portion of the COLA payment that was used to pay for Mr. Welch's non-deductible expenses.

        Under the terms of the Welch Letter Agreement, if Mr. Welch is terminated for Cause (as defined in the Welch Letter Agreement) due to indictment for criminal activities, and he is later adjudicated innocent of the charges on which he was indicted or the indictment is subsequently quashed, Mr. Welch will be entitled at the time of such adjudication or quashing to: (i) 2 times the sum of his base salary and Target Bonus at the time of such termination for Cause, and (ii) an amount equal to the product of (x) the number of Options that would have become vested if his termination had been considered a termination without Cause and (y) the difference between the exercise price of such Options and the highest closing price of the Company's common stock during the year following his date of termination, in each case with interest from the date of termination at the prevailing prime rate.

        In the event Mr. Welch resigns from the Company without Good Reason (as defined in the Welch Letter Agreement), Mr. Welch will be entitled to any accrued but unpaid salary or Target Bonus ("Accrued Obligations"). If Mr. Welch resigns from the Company with Good Reason or if he is terminated without Cause, he will be entitled to the following payments and benefits:

  •
  Accrued Obligations;

  •
  Two times the sum of his base salary plus Target Bonus;

  •
  Continuation of his medical, dental and health insurance (as in effect immediately prior to his termination) for a period of 24 months following his termination (or until he secures similar insurance coverage with a future employer, if earlier);

  •
  If the termination occurs prior to a Change in Control (as defined in the Welch Letter Agreement), two years' worth of accelerated vesting of his Options; and

  •
  If the termination occurs on or after a Change in Control, accelerated vesting of all Options.

        Upon the occurrence of a Change in Control within one year of September 25, 2003 and in the absence of Mr. Welch's termination or resignation, he will be entitled to two years' worth of accelerated vesting of his Options from the date of a Change in Control plus a number of Options equal to 625,000 multiplied by a fraction, the numerator of which is the number of whole or partial months worked, and the denominator of which is 48. If a Change in Control occurs on or after the September 25, 2004 and in the absence of Mr. Welch's termination or resignation, all of his Options will vest.

        To the extent that Mr. Welch incurs an excise tax as a result of taxes imposed on him under Section 4999 of the IRC, the Company will gross-up such payments to make Mr. Welch whole on an after-tax basis.

        Offer Letter Agreements.    The Company has offer letter agreements with each of Mr. Rosenfield and Ms. Surrey-Barbari that provide if their employment terminates other than for cause, they will be entitled to receive a continuation of salary, benefits and all vesting of Company stock for six months following their termination date. In addition, Mr. Rosenfield's agreement provides that he will receive a six-month continuation of salary and benefits if there is significant change in his responsibilities following a change in control of the Company.

        Change of Control Agreements.    The Company has entered into change of control agreements with each of Mr. Rosenfield, Ms. Surrey-Barbari and Dr. Van Vlasselaer that provide for accelerated vesting of each such officer's unvested stock upon a change of control and either a termination of the officer's employment by the acquirer or a material change in the officer's compensation, duties, responsibilities, or working conditions. The accelerated vesting of the unvested stock for Mr. Rosenfield and Ms. Surrey-Barbari will be 100% of their unvested shares; and for Dr. Van Vlasselaer, the accelerated vesting will be 50% of his unvested shares.

        Executive Loan and Bonus Plan for Dr. Armstrong.    In April 2002, the Company entered into an employment offer letter with Marianne Armstrong, Ph.D., the Company's Senior Vice President of Global Regulatory Operations and Corporate Compliance. Pursuant to this letter, Dr. Armstrong received a $345,000 loan from the Company. This loan was entered into on May 1, 2002 for the purpose of providing housing assistance to Dr. Armstrong and her husband. This loan is evidenced by a full recourse promissory note secured by a second position Deed of Trust on Dr. Armstrong's main residence and carries a term of five years. The annual interest rate on such loan is 4.65%. As of December 31, 2003, the aggregate outstanding principal and accrued interest under the loan was $304,738. Since the beginning of the fiscal year ended December 31, 2003, the largest aggregate indebtedness of Dr. Armstrong under this loan was $359,680 including principal and accrued interest. Pursuant to a bonus plan agreement, Dr. Armstrong has received and will continue to receive for each of her first five full calendar years of employment minimum annual post-tax bonuses equal to $81,120, $83,040, $79,680, $76,560 and $74,400, respectively.

        Consulting Agreement and Mutual Releases with Dr. Harkonen.    In connection with Dr. Harkonen's resignation from the Board in September 2003, the Company and Dr. Harkonen entered into a Consulting Agreement and Mutual Releases (the "Consulting Agreement"). Under the terms of the Consulting Agreement, Dr. Harkonen received an upfront payment of $282,500 and is entitled to $405,000, payable in nine equal monthly installments of $45,000, which installments began in October 2003. Dr. Harkonen has also agreed to be reasonably available to assist the Company's Chief Executive Officer for up to ten hours per month through June 30, 2004 (the "Consulting Period"). Upon the request by the Company and by mutual agreement, Dr. Harkonen may (but is not obligated to) work beyond the ten hours per month, at the rate of $500 per hour for each additional hour worked. During the Consulting Period, Dr. Harkonen will continue to vest in options previously granted to him under the Company's Incentive Plan. Dr. Harkonen received reimbursement for medical, dental and vision insurance coverage for him and his eligible dependents pursuant to COBRA until the earlier of (1) June 30, 2004 and (2) the date he becomes employed by a third party that provides such insurance. In addition, Dr. Harkonen is entitled to reimbursement for financial planning and/or legal services through and until July 2004 up to a maximum of $50,000. Under the terms of the Consulting

Agreement, the Company and Dr. Harkonen agreed to release each other from liabilities, except for liabilities expressly set forth the Consulting Agreement.

        Separation Agreement with Dr. Pennington.    In connection with Dr. Pennington's departure from the Company in January 2004, he and the Company entered into a separation agreement (the "Pennington Separation Agreement") that superseded all prior agreements relating to his employment with the Company. Under the terms of the Pennington Separation Agreement, Dr. Pennington was paid $232,500 (i.e., nine months' salary) in severance and an additional $38,750 (i.e., six weeks' salary) in exchange for waiving continued vesting of his stock options under a prior agreement with the Company. Under the terms of the Pennington Separation Agreement, after executive bonuses are determined for 2003, in accordance with the Company's standard practices, the Company will pay Mr. Pennington a bonus equal to the bonus Dr. Pennington would have received if he were employed by the Company on the bonus distribution date. In addition, Dr. Pennington received reimbursement for medical, dental and vision insurance coverage for him and his eligible dependents pursuant to COBRA until March 2004. The Company and Dr. Pennington also agreed to release each other from liability, except that the Company and Dr. Pennington each retained their right to enforce the Pennington Separation Agreement and the Company agreed to indemnify Dr. Pennington for claims and damages brought against him arising from his employment with the Company.

        Separation Agreement with Mr. Wulf.    In connection with Mr. Wulf's departure from the Company in November 2003, he and the Company entered into a separation agreement (the "Wulf Separation Agreement") that superseded all prior agreements relating to his employment with the Company. Under the terms of the Wulf Separation Agreement, Mr. Wulf was paid $77,903 (six month's salary) in severance and an additional $66,688. The Company also accelerated the vesting on 38,748 options so that they become fully vested on the effective date of the Wulf Separation Agreement. In addition, Mr. Wulf received reimbursement for medical, dental and vision insurance coverage for him and his eligible dependents pursuant to COBRA until May 2004. The Company and Mr. Wulf also agreed to release each other from liability pursuant to the Wulf Separation Agreement, except that the Company retained its right to enforce the provisions of the Wulf Separation Agreement.

Certain Relationships and Related Transactions

        From January 1, 2003 to the present, there have been no (and there are no currently proposed) transactions in which the amount involved exceeded $60,000 to which the Company was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of the Company's common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except as set forth below and under "Compensation of Executive Officers—Employment, Severance and Change of Control Agreements."

        Loan and Bonus Plan for Dr. Blatt.    In April 2002, the Company entered into an employment offer letter with Lawrence M. Blatt, Ph.D, the Company's Senior Vice President of Preclinical and Applied Research. Pursuant to this letter, Dr. Blatt received a $250,000 loan from the Company. This loan was entered into on May 22, 2002 for the purpose of providing housing assistance to Dr. Blatt. This loan is evidenced by a full recourse unsecured promissory note and carries a term of five years. The annual interest rate on such loan is 4.65%. As of December 31, 2003, the aggregate outstanding principal and accrued interest under the loan was $210,559. Since the beginning of the fiscal year ended December 31, 2003, the largest aggregate indebtedness of Dr. Blatt under this loan was $213,377 including principal and accrued interest. Pursuant to a bonus plan agreement entered into in May 2002, Dr. Blatt has received and will continue to receive for each of his first five full calendar years of employment, a minimum annual bonus equal to $57,464.47, plus an amount equal to one-half of the income taxes resulting from such bonus.

        Indemnification Agreements.    The Company has entered into indemnity agreements with its vice presidents, executive officers and directors which provide, among other things, that the Company will indemnify such vice president, executive officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company's Bylaws.

        Other Agreements.    In connection with the acquisition of the rights to the product oritavancin from Eli Lilly and Company in the fourth quarter of 2001, the Company paid an execution fee of $1.0 million to the SGO Group LLC. Mr. Simon, a member of our Board at the time of the acquisition of the oritavancin rights from Lilly was at the same time a principal with the SGO Group and, as such, received compensation in connection with this transaction. Also, in connection with the acquisition of the rights of the product oritavancin, the Company expensed $400,000 due to the SGO Group during 2003. This amount was included in accrued liabilities at December 31, 2003.

COMPENSATION COMMITTEE REPORT(1)

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

        The Compensation Committee (the "Committee") currently consists of Dr. Hockmeyer and Mr. Leff, each of whom is an independent director, as independence is defined in Rule 4200(a)(15) of the Nasdaq listing standards. The Committee is responsible for setting the Company's policies regarding compensation for all employees and executive officers and for administering the Company's 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan. In particular, the Committee evaluates the performance of the Company's management and determines the compensation of the Company's executive officers.

Compensation Philosophy

        The Company's executive compensation philosophy, including as applied to its Chief Executive Officer, is to attract and retain executive officers capable of leading the Company to fulfillment of its business objectives by offering competitive compensation opportunities that reward individual contributions as well as corporate performance. Accordingly, the Company's executive compensation policies include:

  •
  competitive pay practices, taking into account the pay practices of life science and pharmaceutical companies with which the Company competes for talented executives, with special weight to Northern California companies of comparable size;

  •
  annual incentive programs that are designed to encourage executives to focus on the achievement of corporate and individual performance objectives; and

  •
  equity-based incentives designed to motivate executives over the long term, to align the interests of management and stockholders and to ensure that management is appropriately rewarded for benefits achieved for the Company's stockholders.

        Total compensation for the Company's executive officers includes a base salary component and may include two other components: annual incentives and long-term incentives. Annual incentive compensation may consist of cash incentive bonuses or equity components, each based on satisfying corporate goals established for the year by the Board as well as on meeting individual performance objectives. In addition, executive officers of the Company may receive long-term incentive compensation in the form of grants of options to purchase shares of the Company's common stock, with exercise prices set at fair market value on the date of grant.

        In the biopharmaceutical industry, traditional measures of corporate performance, such as earnings per share or sales growth, may not readily apply in reviewing performance of executives. In addition to traditional measures of performance, in determining the compensation of the Company's executives, the Committee looks to other indicia of performance, such as the progress of the Company's research and development programs, regulatory developments and corporate development activities, as well as the Company's success in securing capital sufficient to assist the Company in completing product development and increasing product revenues.

        As a result, in many instances these qualitative factors necessarily involve a subjective assessment by the Committee of corporate performance. Moreover, the Committee does not base its considerations on any single performance factor nor does it specifically assign relative weights to factors, but rather considers a mix of factors and evaluates both corporate and individual performance against that mix. In addition, total compensation paid by the Company to its executive officers is designed to be and is competitive with the range of compensation packages paid to the management of other companies of comparable size in the biopharmaceutical industry. Toward that end, the Committee reviews both survey data of an independent employment compensation consultant, as well as data gathered internally.

        The Company has used the grant of stock options under its stock option and incentive plans to underscore the common interests of stockholders and management. Options granted to executive officers are intended to provide a continuing financial incentive to maximize long-term value to stockholders and to help make the executive's total compensation opportunity competitive. In addition, because stock options generally become exercisable over a period of several years, options encourage executives to remain in the long-term employ of the Company. In determining the size of an option to be granted to an executive officer, the Committee takes into account the officer's position and level of responsibility within the Company, the officer's existing stock and unvested option holdings, and the potential reward to the officer if the stock price appreciates in the public market.

Compliance With Internal Revenue Code Section 162(m)

        The Committee has not adopted a policy with respect to the application of Section 162(m) of the Internal Revenue Code, which generally imposes an annual corporate deduction limitation of $1.0 million on the compensation of certain executive officers. However, pursuant to Section 162(m), compensation from options granted under the 2000 Equity Incentive Plan with exercise prices of no less than 100% of fair market value on the date of grant and in a grant amount not exceeding one million shares of common stock for the executive officer during any calendar year may be excluded from the Section 162(m) Limitation. Section 162(m) generally disallows a tax deduction to public companies for compensation over $1.0 million paid to the corporation's chief executive officer and the four other most highly compensated executive officers. Qualified performance-based compensation, including stock options granted under the 2000 Equity Incentive Plan in accordance with the restrictions described above, will not be subject to the deduction limitation if certain requirements are met. The Company generally intends to grant stock options to its executive officers in a manner that satisfies the requirements for qualified performance-based compensation to avoid any disallowance of deductions under Section 162(m).

Executive Officers' 2003 Compensation

        Base Salary.    The Committee reviewed the recommendations of an independent employment compensation consultant, the performance of each individual executive officer and the comparative industry information discussed above and established a base salary level for each executive officer.

        Stock Options.    In fiscal 2003, the stock options to purchase shares of common stock of the Company listed in the table title "Option Grants in Last Fiscal Year" above were granted to the Company's executive officers to aid in the retention of the executive officers and to align their interests with those of the stockholders. The Committee typically grants options to executive officers when the executive officer first joins the Company, in connection with a change in responsibilities and, occasionally, to achieve equity within a peer group. The vesting for options granted to the executive officers in fiscal 2003 was designed to further ensure the retention of the Company's executive officers.

        Bonuses.    Our executive officers may receive bonuses in connection with our company-wide performance bonus program. Payment of bonuses is expressly linked to successful achievement of specified corporate goals and bonus target levels that the Committee approves annually prior to the start of and for the following fiscal year. In February 2004, the Committee met to consider the bonus compensation of the Company's executive officers for fiscal year 2003. The Committee considered the performance of the executive officers and the Company generally in relation to the 2003 goals. The Committee determined that 70% of the Company's 2003 corporate objectives had been satisfied. Based on this determination, the Committee set the target cash bonus for executive officers at 0% to 25% of such officers' eligible 2003 base compensation depending on each individual's performance.

Chief Executive Officer Compensation

        The Committee used the same procedures described above for executive officers in general in setting the base salary for and incentive compensation for Dr. Harkonen and Messrs. Ringo and Welch, each of whom served as the Company's Chief Executive Officer and President during the year ended December 31, 2003. Dr. Harkonen served as President and Chief Executive Officer and President until June 2003. Mr. Ringo served as interim Chief Executive Officer and President from June 2003 to September 2003. Subsequently, Mr. Welch was appointed Chief Executive Officer and President.

        Dr. Harkonen's 2003 Compensation.    Dr. Harkonen's base annual salary for the fiscal year ending December 31, 2003 was $375,000. In setting this amount, the Committee took into account: (i) Dr. Harkonen's significant and broad-based experience in the biopharmaceutical industry; and (ii) the scope of Dr. Harkonen's responsibilities. The Committee also considered the Company's performance in 2002 and Dr. Harkonen's contribution to this performance, and approved a cash bonus of $175,000 for Dr. Harkonen and the grant of a stock option for the purchase of 120,000 shares of the Company's common stock pursuant to the Incentive Plan.

        Mr. Ringo's 2003 Compensation.    Mr. Ringo's base salary for the fiscal year ending December 31, 2003 was $500,000. In setting this amount, the Committee considered: (i) the Company's independent employment compensation consultant's analysis of comparable compensation statistics, including both quantitative and qualitative information; (ii) the importance of the role being filled by Mr. Ringo; and (iii) Mr. Ringo's extensive relevant experience and skill set. The Committee also approved a cash bonus of $100,000 for Mr. Ringo and the grant of 25,000 shares of common stock as a stock bonus pursuant to the Incentive Plan.

        Mr. Welch's 2003 Compensation.    The Board set Mr. Welch's base salary for the fiscal year ending December 31, 2003 at $525,000 before Mr. Welch joined the Company. In setting this amount, the Board considered: (i) the Company's independent employment compensation consultant's analysis of comparable compensation statistics, including both quantitative and qualitative information; (ii) the scope of Mr. Welch's responsibilities; (iii) his significant and broad-based experience in the biopharmaceutical industry; and (iv) his position as a leading executive in the biopharmaceutical industry. The Board also approved the grant of a stock option for the purchase of 625,000 shares of the Company's common stock pursuant to the Incentive Plan. The incentive options vest 25% on the one-year anniversary of the date of grant, and the remaining vests monthly over the following three years. Mr. Welch was also eligible for an annual performance bonus for fiscal year 2003 targeted at seventy-five percent (75%) of his base salary, pro rated for the portion of the year Mr. Welch was employed by the Company. (For more information, see "Employment, Severance and Change of Control Agreements—Welch Offer Letter Agreement" above) The Committee believes that the annual compensation, including the portion of Mr. Welch's compensation based upon the Company's merit-based stock option or bonus programs, was set at a level competitive with other companies in the industry.

COMPENSATION COMMITTEE
Wayne T. Hockmeyer, Ph.D.
Jonathan S. Leff

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the Company's executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON(1)

        The rules of the SEC require that the Company include in its Proxy Statement a line-graph presentation comparing cumulative stockholder returns on the Company's common stock with the Nasdaq Composite Index (which tracks the aggregate price performance of equity securities of companies traded on the Nasdaq) and either a published industry or line-of-business standard index or an index of peer companies selected by the Company. The Company has elected to use the Nasdaq Biotechnology Index (consisting of a group of approximately 75 companies in the biotechnology sector, including the Company) for purposes of the performance comparison that appears below.

        The graph shows the cumulative total stockholder return assuming the investment of $100 and the reinvestment of dividends and is based on the returns of the component companies weighted according to their market capitalizations as of the end of each period for which returns are indicated. No dividends have been declared on the Company's common stock. The graph commences as of March 24, 2000, the date the common stock of the Company first started trading on the Nasdaq National Market.

        The stockholder return shown on the graph below is not necessarily indicative of future performance and the Company does not make or endorse any predictions as to future stockholder returns.

COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT(2)

(1)
THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

(2)
THE TOTAL RETURN ON INVESTMENT (CHANGE IN STOCK PRICE PLUS REINVESTED DIVIDENDS) FOR THE COMPANY, THE AMEX BIOTECH INDEX AND THE NASDAQ TOTAL MARKET INDEX, ARE BASED ON MARCH 24, 2000 = 100. THE AMEX BIOTECH AND NASDAQ TOTAL MARKET INDICES ARE CALCULATED USING AN EQUAL-DOLLAR WEIGHTING METHODOLOGY.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are InterMune stockholders will be "householding" our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in "householding." If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report in the future you may (1) notify your broker, (2) direct your written request to: Investor Relations, InterMune, Inc., 3280 Bayshore Boulevard, Brisbane, California 94005 or (3) contact our Controller, Bradley R. Scates, at (415) 466-2236. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS

        The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Stephen N. Rosenfield Secretary

April [19], 2004

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SEC ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, INTERMUNE, INC., 3280 BAYSHORE BOULEVARD, BRISBANE, CA 94005. A COPY OF THE REPORT CAN ALSO BE VIEWED BY VISITING THE COMPANY'S WEB SITE, HTTP://WWW.INTERMUNE.COM.

APPENDIX A

INTERMUNE, INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

(Amended March 11, 2004)

Purpose and Policy:

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of InterMune, Inc., a Delaware corporation (the "Company"), shall be to act on behalf of the Board in fulfilling the oversight responsibilities regarding:

  •
  corporate accounting and financial reporting processes;

  •
  systems of internal accounting and financial controls and audits of financial statements;

  •
  quality and integrity of financial statements and reports; and

  •
  qualifications, independence and performance of the firm or firms of certified public accountants engaged as independent outside auditors (the "Auditors").

        The policy of the Committee shall be to maintain and foster open communication between the Committee, the Auditors and the Company's financial management.

Composition:

        The Committee shall consist of at least three (3) members of the Board. The members of the Committee shall satisfy any independence and financial literacy requirements of The Nasdaq Stock Market ("Nasdaq"). At least one (1) member shall satisfy the applicable Nasdaq financial sophistication requirements.

        The Secretary of the Company shall be the Secretary of the Committee. The Secretary shall keep minutes and records of all meetings of the Committee. In the event that either the Chairman or the Secretary is absent from any meeting, the members present shall designate any director present to act as Chairman and shall designate any director, officer or employee of the Company to act as Secretary.

Functions and Authority:

        The operation of the Committee shall be subject to the Bylaws of the Company, as in effect from time to time, and Section 141 of the Delaware General Corporation Law. The Committee shall oversee the Company's financial reporting process on behalf of the Board. The Auditors shall report directly and be accountable to the Committee. As it deems necessary or appropriate in the performance of its duties and at the expense of the Company, the Committee shall have authority to pay ordinary administrative expenses and retain and determine compensation for special legal, accounting or other advisors or consultants. The Committee shall have full access to all books, records, facilities and personnel of the Company as deemed necessary or appropriate by any member of the Committee to discharge his or her responsibilities hereunder.

        Subject to applicable laws and rules, the Committee shall have the full power and authority to carry out the following responsibilities; however, the Committee may supplement or deviate from these activities as appropriate.

        1.    Evaluation and Retention of Auditors.    To appoint, compensate (at the expense of the Company), retain and oversee the Auditors (including resolving disagreements between management and the Auditors regarding financial reporting), to evaluate the performance and qualifications of the

Auditors, and to determine whether to retain the existing Auditors or to appoint and engage new auditors for the ensuing year.

        2.    Approval of Audit Engagements.    To determine and approve engagements of the Auditors, prior to commencement of such engagements, to perform all proposed audit, review and attest services, including the scope of the audit, the compensation to be paid to the Auditors and, on behalf of the Company, the negotiation and execution of the Auditors' engagement letters. The engagements may be approved pursuant to preapproval policies and procedures established by the Committee, including the delegation of preapproval authority to one or more Committee members ("Preapproval Policies"), so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

        3.    Approval of Non-Audit Services.    To determine and approve engagements of the Auditors for permissible non-audit services, prior to commencement of such engagements (unless in compliance with exceptions available related to immaterial aggregate amounts of services). Such engagements may be approved pursuant to Preapproval Policies, so long as any such preapproval decisions are presented to the full Committee at the next scheduled meeting.

        4.    Audit Partner Rotation.    To monitor the rotation of the partners of the Auditors.

        5.    Auditor Conflicts.    At least annually, to receive and review written statements from the Auditors delineating all relationships between the Auditors and the Company, consistent with Independence Standards Board Standard No. 1, to consider and discuss with the Auditors any disclosed relationships and any compensation or services that could affect the Auditors' objectivity and independence, and to assess and otherwise take appropriate action to oversee the independence of the Auditors.

        6.    Audited Financial Statement Review.    To review, upon completion of the audit, the financial statements proposed to be included in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission ("SEC") and to recommend whether or not such financial statements should be so included.

        7.    Annual Audit Results.    To discuss with management and the Auditors the results of the annual audit, including the Auditors' assessment of the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and estimates (including material changes in estimates), any material audit adjustments proposed by the Auditors and any adjustments proposed but not recorded, the adequacy of the disclosures in the financial statements and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

        8.    Quarterly Results    To review and discuss with management and the Auditors the results of the Auditors' review of the Company's quarterly financial statements and quarterly reports (10-Q), including the disclosures contained under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations," prior to public disclosure of quarterly financial information and filing with the SEC, and any other matters required to be communicated to the Committee by the Auditors under generally accepted auditing standards.

        9.    Press Releases and Earnings Release Conference Call Scripts.    To review and discuss with management and the Auditors, as appropriate, earnings press releases, as well as the substance of financial information and earnings guidance provided to analysts and ratings agencies (e.g., earnings release conference call scripts).

        10.    Risk Assessment and Management.    To review and discuss with management and the Auditors, as appropriate, the Company's guidelines and policies with respect to risk assessment and risk management, including the Company's major financial risk exposures and the steps taken by management to monitor and control these exposures.

        11.    Management Cooperation with Audit.    To evaluate the cooperation received by the Auditors during their audit examination, including a review with the Auditors of any significant difficulties with the audit or any restrictions on the scope of their activities or access to required records, data and information, significant disagreements with management and management's response, if any.

        12.    Management Letters.    To review and discuss with the Auditors and, if appropriate, management, any management or internal control letter issued or, to the extent practicable, proposed to be issued by the Auditors and management's response, if any, to such letter, as well as any additional material written communications between the Auditors and management.

        13.    Disagreements Between Auditors and Management.    To review and discuss with management and the Auditors any material conflicts or disagreements between management and the Auditors regarding financial reporting, accounting practices or policies and to resolve any conflicts or disagreements regarding financial reporting.

        14.    Internal Control Over Financial Reporting.    To confer with management and the Auditors regarding the scope, adequacy and effectiveness of internal control over financial reporting including any special audit steps taken in the event of material control deficiencies, responsibilities, budget and staff of the internal audit function and review of the appointment or replacement of the senior internal audit executive or manager.

        15.    Separate Sessions.    To meet in separate sessions with the Auditors, the internal auditors or other personnel responsible for the internal audit function and management to discuss any matters that the Committee, the Auditors, the internal auditors or management believe should be discussed privately with the Committee.

        16.    Code of Business Conduct and Ethics.    To direct management to implement a process to enforce the Company's Code of Business Conduct and Ethics and provide for prompt communication of violations of the Code of Business Conduct and Ethics to the Committee.

        17.    Complaint Procedures.    To direct management to implement procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters and to direct management to promptly inform the Committee of any such complaints regarding accounting, internal controls, audit matters or violations of state/federal laws received from inside or outside the Company, including complaints anonymously received from employees. The Committee shall direct management to protect employees from harassment, threats, or change in employment status resulting from any good faith communication of such a complaint. Any proposed changes in employment status of an individual who has made a good faith communication of such a complaint must be reviewed by the Committee.

        18.    Investigations.    To investigate, oversee management's investigation or engage third parties to investigate any matter brought to the attention of the Committee within the scope of its duties if, in the judgment of the Committee, such investigation is necessary or appropriate.

        19.    Proxy Report.    To oversee management's preparation of the report required by SEC rules to be included in the Company's annual proxy statement, including an annual stockholder ratification of the Auditors' engagement by the Committee.

        20.    Annual Charter Review.    To review and assess the adequacy of this charter annually and recommend any proposed changes to the Board for approval.

        21.    General Authority.    To perform such other functions and to have such powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing and of any applicable laws and/or regulations.

        It shall be the responsibility of management to prepare the Company's financial statements and periodic reports and the responsibility of the Auditors to audit those financial statements. These functions shall not be the responsibility of the Committee, nor shall it be the Committee's responsibility to ensure that the financial statements or periodic reports are complete and accurate, conform to GAAP or otherwise comply with applicable laws.

Meetings:

        The Committee shall hold such regular or special meetings as its members shall deem necessary or appropriate. The Committee shall have authority to require that any of the Company's personnel, counsel, Auditors or investment bankers, or any other consultant or advisor to the Company attend any meeting of the Committee or meet with any member of the Committee or any of its special legal, accounting or other advisors and consultants.

Minutes and Reports:

        Minutes of each meeting of the Committee shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Committee shall report to the Board from time to time, or whenever so requested by the Board.

 APPENDIX B

INTERMUNE, INC.
AMENDED AND RESTATED 2000 EQUITY INCENTIVE PLAN

Adopted January 31, 2000
Approved by Stockholders: March 20, 2000
Termination Date: January 30, 2010
Amended on: April 4, 2002 and June 19, 2002
Approved by Stockholders: June 19, 2002
Amended and Restated on: April 2, 2004
[Approved by Stockholders: May 27, 2004]

1.     Purposes.

        (a)   The Plan amends and restates the InterMune, Inc. 2000 Equity Incentive Plan adopted January 31, 2000 (the "Prior Plan"). All outstanding Stock Awards granted under the Prior Plan shall remain subject to the terms of the Prior Plan. All Stock Awards granted subsequent to the effective date of this Plan shall be subject to the terms of this Plan (as amended and restated hereby).

        (b)   The persons eligible to receive Stock Awards are the Employees, Directors and Consultants of the Company and its Affiliates.

        (c)   The purpose of the Plan is to provide a means by which eligible recipients of Stock Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Stock Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Purchase Awards, and (v) Stock Bonus Awards.

        (d)   The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Stock Awards, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.     Definitions.

        (a)   "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (b)   "Board" means the Board of Directors of the Company.

        (c)   "Code" means the Internal Revenue Code of 1986, as amended.

        (d)   "Committee" means a committee of one or more members of the Board appointed by the Board in accordance with subsection 3(c).

        (e)   "Common Stock" means the common stock of the Company.

        (f)    "Company" means InterMune, Inc., a Delaware corporation.

        (g)   "Consultant" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors who are not compensated by the Company for their services as Directors or Directors who are merely paid a director's fee by the Company for their services as Directors.

        (h)   "Continuous Service" means that the Participant's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant's service. For example, a change in status without interruption from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

        (i)    "Covered Employee" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to Stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

        (j)    "Director" means a member of the Board.

        (k)   "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

        (l)    "Employee" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

        (m)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (n)   "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

          (i)    If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii)   In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        (o)   "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (p)   "Non-Employee Director" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

        (q)   "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

        (r)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (s)   "Option" means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

        (t)    "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (u)   "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (v)   "Outside Director" means a Director who either (i) is not a current Employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former Employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

        (w)  "Participant" means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

        (x)   "Plan" means this InterMune, Inc. Amended and Restated 2000 Equity Incentive Plan.

        (y)   "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (z)   "Securities Act" means the Securities Act of 1933, as amended.

        (aa) "Share Reserve" shall have the meaning ascribed in Section 4(a).

        (bb) "Stock Award" means any right granted under the Plan, including an Option, a Stock Purchase Award and a Stock Bonus Award.

        (cc) "Stock Award Agreement" means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

        (dd) "Stock Bonus Award" means an award of shares of Common Stock which is granted pursuant to Section 7(a).

        (ee) "Stock Bonus Award Agreement" means a written agreement between the Company and a holder of a Stock Bonus Award evidencing the terms and conditions of a Stock Bonus Award grant. Each Stock Bonus Award Agreement shall be subject to the terms and conditions of the Plan.

        (ff)  "Stockholder" means a stockholder of the Company.

        (gg) "Stock Purchase Award" means an award of shares of Common Stock which is granted pursuant to Section 7(b).

        (hh) "Stock Purchase Award Agreement" means a written agreement between the Company and a holder of a Stock Purchase Award evidencing the terms and conditions of a Stock Purchase Award grant. Each Stock Purchase Award Agreement shall be subject to the terms and conditions of the Plan.

        (ii)   "Ten Percent Stockholder" means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.     Administration.

        (a)   Administration by Board. The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

        (b)   Powers of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i)    To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; the exercise price and acceptable types of consideration for payment of the exercise price for each Stock Award; what type or combination of types of Stock Award shall be granted; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Common Stock pursuant to a Stock Award; and the number of shares of Common Stock with respect to which a Stock Award shall be granted to each such person.

          (ii)   To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii) Subject to the provisions of Section 14, to amend the Plan or a Stock Award as provided in Section 12.

          (iv)  To terminate or suspend the Plan as provided in Section 13.

          (v)   Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

        (c)   Delegation to Committee.

          (i)    General. The Board may delegate administration of the Plan to a Committee or Committees of one (1) or more members of the Board, and the term "Committee" shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

          (ii)   Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (1) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Stock Awards to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Stock Award or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (2) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Stock Awards to eligible persons who are not then subject to Section 16 of the Exchange Act.

        (d)   Effect of Board's Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.     Shares Subject to the Plan.

        (a)   Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the Common Stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate seven million two hundred seventy-eight thousand two hundred twenty-six (7,278,226) shares (the "Share Reserve"), which is comprised of 1,000,000 shares that were approved by the Stockholders on May 27, 2004; 2,500,000 shares that were approved by the Stockholders on June 19, 2002; and 3,778,226 shares that were in the Share Reserve prior to June 19, 2002.

        (b)   Reversion of Shares to the Share Reserve. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, or if any shares of Common Stock issued to a Participant pursuant to a Stock Award are forfeited to or repurchased by the Company, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of Common Stock not issued under such Stock Award, or forfeited to or repurchased by the Company, shall revert to and again become available for issuance under the Plan. If any shares subject to a Stock Award are not delivered to a Participant because such shares are withheld for the payment of taxes or the Stock Award is exercised through a reduction of shares subject to the Stock Award (i.e., "net exercised"), the number of shares that are not delivered to the Participant shall remain available for issuance under the Plan. If the exercise price of any Stock Award is satisfied by tendering shares of Common Stock held by the Participant (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan.

        (c)   Source of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

        (d)   Incentive Stock Option Shares. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, the aggregate number of shares of Common Stock issued under the Plan pursuant to the exercise of all Incentive Stock Options granted under the Plan shall not exceed ten million (10,000,000) shares of Common Stock.

5.     Eligibility.

        (a)   Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.

        (b)   Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant.

        (c)   Section 162(m) Limitation. Subject to the provisions of Section 11 relating to adjustments upon changes in Common Stock, no Employee shall be eligible to be granted Options covering more than one million (1,000,000) shares of Common Stock during any calendar year.

        (d)   Consultants.

          (i)    A Consultant shall not be eligible for the grant of a Stock Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act ("Form S-8") is not available to register either the offer or the sale of the Company's securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

          (ii)   Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer's parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer's securities.

6.     Option Provisions.

        Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a)   Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

        (b)   Exercise Price of an Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c)   [Intentionally Omitted.]

        (d)   Consideration. The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board (1) by delivery to the Company of other Common Stock (either by actual delivery or attestation), (2) by a "net exercise" of the Option (as further described below), (3) to the extent permissible under Section 13(k) of the Exchange Act, according to a deferred payment or other similar arrangement with the Optionholder, (4) to the extent permissible under Section 13(k) of the Exchange Act, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, or (5) in any other form of legal consideration that may be acceptable to the Board. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the

Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to the Company's earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock's "par value," as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

        In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

        In the case of a "net exercise" of an Option, the Company will not require a payment of the exercise price of the Option from the Optionholder but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, the Company shall accept a cash payment from the Optionholder. Shares of Common Stock will no longer be outstanding under an Option (and will therefore not thereafter be exercisable) following the exercise of such Option to the extent of (i) shares used to pay the exercise price of an Option under a "net exercise", (ii) shares actually delivered to the Optionholder as a result of such exercise and (iii) shares withheld for purposes of tax withholding.

        (e)   Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (f)    Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Option Agreement does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (g)   Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

        (h)   Termination of Continuous Service. In the event an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder's Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

        (i)    Extension of Termination Date. An Optionholder's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder's Continuous Service (other than upon the Optionholder's death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the Option Agreement or (ii) the expiration of a period of three (3) months after the termination of the Optionholder's Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

        (j)    Disability of Optionholder. In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

        (k)   Death of Optionholder. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

        (l)    Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder's Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. Any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate. At the Board's election, the repurchase right may be at the lesser of: (i) the Fair Market Value on the relevant date and (ii) the Optionholder's original cost. The Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option.

7.     Provisions of Stock Awards other than Options.

        (a)   Stock Bonus Awards. Each Stock Bonus Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board's election, shares of Common Stock may be (i) held in book entry form subject to the Company's instructions until any restrictions relating to the Stock Bonus Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Bonus Award Agreements may change from time to time, and the terms and conditions of separate Stock Bonus Award Agreements need not be identical, but each Stock Bonus Award Agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Consideration. A Stock Bonus Award may be awarded in consideration for past services actually rendered to the Company or an Affiliate.

          (ii)   Vesting. Shares of Common Stock awarded under the Stock Bonus Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

          (iii) Termination of Participant's Continuous Service. In the event a Participant's Continuous Service terminates, the Company may receive pursuant to a forfeiture condition, any or all of the shares of Common Stock held by the Participant which have not vested as of the date of termination of Continuous Service under the terms of the Stock Bonus Award Agreement.

          (iv)  Transferability. Rights to acquire shares of Common Stock under the Stock Bonus Award Agreement shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Bonus Award Agreement, as the Board shall determine in its sole discretion, so long as Common Stock awarded under the Stock Bonus Award Agreement remains subject to the terms of the Stock Bonus Award Agreement.

        (b)   Stock Purchase Awards. Each Stock Purchase Award Agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. At the Board's election, shares of Common Stock may be (i) held in book entry form subject to the Company's instructions until any restrictions relating to the Stock Purchase Award lapse; or (ii) evidenced by a certificate, which certificate shall be held in such form and manner as determined by the Board. The terms and conditions of Stock Purchase Award Agreements may change from time to time, and the terms and conditions of separate Stock Purchase Award Agreements need not be identical, provided, however, that each Stock Purchase Award Agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

          (i)    Purchase Price. At the time of the grant of a Stock Purchase Award, the Board will determine the price to be paid by the Participant for each share subject to the Stock Purchase Award. To the extent required by applicable law, the price to be paid by the Participant for each share of the Stock Purchase Award will not be less than the par value of a share of Common Stock.

          (ii)   Consideration. At the time of the grant of a Stock Purchase Award, the Board will determine the consideration permissible for the payment of the purchase price of the Stock Purchase Award. The purchase price of Common Stock acquired pursuant to the Stock Purchase Award shall be paid either: (i) in cash at the time of purchase, (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant (to the extent permissible under Section 13(k) of the Exchange Act); or (ii) in any other form of legal consideration that may be acceptable to the Board and permissible under the Delaware General Corporation Law; provided, however, that to the extent prohibited by applicable law, payment of the Common Stock's par value shall not be made by deferred payment.

          (iii) Vesting. Shares of Common Stock acquired under a Stock Purchase Award may be subject to a share repurchase right or option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

          (iv)  Termination of Participant's Continuous Service. In the event that a Participant's Continuous Service terminates, the Company shall have the right, but not the obligation, to repurchase or otherwise reacquire, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock

  Purchase Award Agreement. At the Board's election, the repurchase right may be at the least of: (i) the Fair Market Value on the relevant date or (ii) the Participant's original cost. The Company shall not be required to exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise determined by the Board or provided in the Stock Purchase Award Agreement.

          (v)   Transferability. Rights to purchase or receive shares of Common Stock granted under a Stock Purchase Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Stock Purchase Award Agreement, as the Board shall determine in its sole discretion, and so long as Common Stock awarded under the Stock Purchase Award remains subject to the terms of the Stock Purchase Award Agreement.

        (c)   Limitation. The aggregate number of shares that may be issued pursuant to Stock Purchase Awards and Stock Bonus Awards granted under this Section 7 shall not exceed 30% of the Share Reserve as determined at the time of each such issuance.

8.     Covenants of the Company.

        (a)   Availability of Shares. During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        (b)   Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise of the Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.

9.     Use of Proceeds from Stock.

        Proceeds from the sale of Common Stock pursuant to Stock Awards shall constitute general funds of the Company.

10.   Miscellaneous.

        (a)   Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

        (b)   Stockholder Rights. No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Stock Award unless and until such Participant has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

        (c)   No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Stock Award was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (d)   Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

        (e)   Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act or (2) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (f)    Withholding Obligations. To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Stock Award, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to the Company's earnings for financial accounting purposes).

11.   Adjustments upon Changes in Stock.

        (a)   Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a), the maximum aggregate number of securities that may be issued pursuant to the exercise of Incentive Stock Options under subsection 4(d), the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Stock

Awards will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Stock Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        (b)   Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to such event.

        (c)   Change in Control. In the event of (i) a sale, lease or other disposition of all or substantially all of the securities or assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation may assume any Stock Awards outstanding under the Plan or may substitute similar stock awards (including an award to acquire the same consideration paid to the Stockholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation does not assume such Stock Awards or substitute similar stock awards for those outstanding under the Plan, then with respect to Stock Awards held by Participants whose Continuous Service has not terminated, the vesting of such Stock Awards (and, if applicable, the time during which such Stock Awards may be exercised) shall be accelerated in full, and the Stock Awards shall terminate if not exercised (if applicable) at or prior to such event. With respect to any other Stock Awards outstanding under the Plan, such Stock Awards shall terminate if not exercised (if applicable) prior to such event.

12.   Amendment of the Plan and Stock Awards.

        (a)   Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in Common Stock, no amendment shall be effective unless approved by the Stockholders of the Company to the extent Stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

        (b)   Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for Stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

        (c)   Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

        (d)   No Impairment of Rights. Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

        (e)   Amendment of Stock Awards. Subject to the provisions of Section 14 hereof, the Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

13.   Termination or Suspension of the Plan.

        (a)   Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is approved by the Board or the Stockholders, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)   No Impairment of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Stock Award granted while the Plan is in effect except with the written consent of the Participant.

14.   Prior Stockholder Approval of Option Repricings.

        Notwithstanding anything to the contrary herein, the Board shall not, without first obtaining the approval of the Stockholders, (i) reduce the exercise price of any outstanding Option under the Plan, (ii) cancel any outstanding Option under the Plan and replace it with an Option with a lower exercise price, (iii) accept any outstanding Option in exchange for a new Option with a lower exercise price, or (iv) take any other action that is treated as a repricing under generally accepted accounting principles.

15.   Effective Date of Plan and Amendments.

        (a)   The Prior Plan became effective upon the effective date of the Company's first registered offering of its Common Stock to the public. The Plan (as amended and restated hereby) shall become effective as of April 2, 2004, provided that the Stockholders approve the Plan (as amended and restated hereby) at the 2004 annual meeting of Stockholders.

        (b)   No Stock Award that has been granted under an amendment adopted by the Board which is subject to Stockholder approval shall be exercised (or, in the case of a Stock Bonus Award, shall be granted) unless and until such amendment has been approved by the Stockholders, which approval shall be within twelve (12) months after the date such amendment is adopted by the Board.

16.   Choice of Law.

        The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state's conflict of laws rules.

 APPENDIX C

INTERMUNE, INC.
AMENDED AND RESTATED 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

ADOPTED FEBRUARY 8, 2000
APPROVED BY STOCKHOLDERS MARCH 20, 2000
AMENDED ON JUNE 19, 2002
AMENDED ON MARCH 5, 2003
APPROVED BY STOCKHOLDERS MAY 29, 2003
AMENDED AND RESTATED ON APRIL 2, 2004
[APPROVED BY STOCKHOLDERS MAY 27, 2004]

1.     Purposes.

        (a)   Amendment and Restatement. The Plan amends and restates the InterMune, Inc. 2000 Non-Employee Directors' Stock Option Plan adopted January 31, 2000 (the "Prior Plan"). All outstanding Options granted under the Prior Plan shall remain subject to the terms of the Prior Plan. All Options granted subsequent to the effective date of this Plan shall be subject to the terms of this Plan (as amended and restated hereby).

        (b)   Eligible Option Recipients. The persons eligible to receive Options are the Non-Employee Directors of the Company.

        (c)   Available Options. The purpose of the Plan is to provide a means by which Non-Employee Directors may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Nonstatutory Stock Options.

        (d)   General Purpose. The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2.     Definitions.

        (a)   "Affiliate" means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

        (b)   "Annual Grant" means a Director Annual Grant or a Chairman Annual Grant.

        (c)   "Annual Meeting" means the annual meeting of the stockholders of the Company.

        (d)   "Board" means the Board of Directors of the Company.

        (e)   "Chairman" means the Chairman of the Board, if such person is also a Non-Employee Director. If such person is not a Non-Employee Director, then such person shall not be considered a "Chairman" for purposes of the Plan.

        (f)    "Chairman Annual Grant" shall have the meaning ascribed in Section 6(c)(i).

        (g)   "Chairman Partial Grant" shall have the meaning ascribed in Section 6(c)(ii).

        (h)   "Code" means the Internal Revenue Code of 1986, as amended.

        (i)    "Common Stock" means the common stock of the Company.

        (j)    "Company" means InterMune, Inc., a Delaware corporation.

        (k)   "Consultant" means any person, including an advisor, (i) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (ii) who is a member of the Board of Directors of an Affiliate. However, the term "Consultant" shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director's fee by the Company for their services as Directors.

        (l)    "Continuous Service" means (i) with respect to Options granted to an Optionholder in his or her capacity as Chairman, that the Optionholder's service as Chairman is not interrupted or terminated; and (ii) with respect to Options granted to an Optionholder in his or her capacity as a Director, that the Optionholder's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. Solely with respect to subclause (ii) above, the Optionholder's Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionholder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Optionholder renders such service, provided that there is no interruption or termination of the Optionholder's service. For example, a change in status without interruption from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

        (m)  "Director" means a member of the Board of Directors of the Company.

        (n)   "Director Annual Grant" shall have the meaning ascribed in Section 6(b)(i).

        (o)   "Disability" means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

        (p)   "Employee" means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director's fee by the Company or an Affiliate shall not be sufficient to constitute "employment" by the Company or an Affiliate.

        (q)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (r)   "Initial Grant" shall have the meaning ascribed in Section 6(a)(i).

        (s)   "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

           (ii)  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

        (t)    "New Director Partial Grant" shall have the meaning ascribed in Section 6(a)(ii).

        (u)   "Non-Employee Director" means a Director who is not an Employee.

        (v)   "Nonstatutory Stock Option" means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (w)  "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (x)   "Option" means a Nonstatutory Stock Option granted pursuant to the Plan.

        (y)   "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (z)   "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (aa) "Partial Annual Grant" shall have the meaning ascribed in Section 6(b)(ii).

        (bb) "Partial Grant" shall mean a New Director Partial Grant, a Partial Annual Grant or a Chairman Partial Grant.

        (cc) "Plan" means this InterMune, Inc. 2000 Amended and Restated Non-Employee Directors' Stock Option Plan.

        (dd) "Prior Annual Grant" shall have the meaning ascribed in Section 6(b)(ii).

        (ee) "Prior Grant Vest Date" shall have the meaning ascribed in Section 6(b)(ii).

        (ff)  "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (gg) "Securities Act" means the Securities Act of 1933, as amended.

3.     Administration.

        (a)   Administration By Board. The Board shall administer the Plan. The Board may not delegate administration of the Plan to a committee.

        (b)   Powers Of Board. The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i)  To determine the provisions of each Option to the extent not specified in the Plan.

           (ii)  To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

         (iii)  To amend the Plan or an Option as provided in Section 12.

          (iv)  To terminate or suspend the Plan as provided in Section 13.

           (v)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company that are not in conflict with the provisions of the Plan.

        (c)   Effect Of Board's Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.     Shares Subject to the Plan.

        (a)   Share Reserve. Subject to the provisions of Section 11 relating to adjustments upon changes in the Common Stock, the Common Stock that may be issued pursuant to Options shall not exceed in the aggregate one million two hundred seventy thousand (1,270,000) shares of Common Stock.

        (b)   Reversion Of Shares To The Share Reserve. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Option shall revert to and again become available for issuance under the Plan.

        (c)   Source Of Shares. The shares of Common Stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5.     Eligibility.

        The Options as set forth in Sections 6(a) and 6(b) automatically shall be granted under the Plan to all Non-Employee Directors. The Options as set forth in Sections 6(c) automatically shall be granted under the Plan to each Chairman.

6.     Non-Discretionary Grants.

        (a)   New Director Grants.

            (i)  Without any further action of the Board, each person who, after the date of the Annual Meeting in 2004, is elected or appointed for the first time to be a Non-Employee Director shall automatically be granted, upon the date of his or her initial election or appointment to be a Non-Employee Director, an Option to purchase thirty thousand (30,000) shares of Common Stock (an "Initial Grant").

           (ii)  In addition to the Initial Grant, without any further action of the Board, each person who, after the date of the Annual Meeting in 2004, is elected or appointed for the first time to be a Non-Employee Director on a date other than an Annual Meeting date shall automatically be granted, upon the date of his or her initial election or appointment to be a Non-Employee Director, an Option to purchase the number of shares of Common Stock equal to the product of (A) 1,667 and (B) the number of consecutive 30-day periods included in the period commencing on the date of such appointment and ending on the date of the next Annual Meeting, provided, however, that if the last consecutive 30-day period ends on a date that is not the date of the next Annual Meeting or there are fewer than 30 days between such appointment and the date of the next Annual Meeting, then the number of consecutive 30-day periods determined pursuant to this clause (B) shall be increased by one (1) (a "New Director Partial Grant"). For example, if a Non-Employee Director was appointed on April 15, 2005 and the next Annual Meeting was scheduled for May 27, 2005, the Non-Employee Director would receive an Option to purchase 3,334 shares of Common Stock pursuant to this Section 6(a)(ii) (1,667 shares for the 30-day period from April 15, 2005 to May 14, 2005 and 1,667 shares for the period beginning on May 15, 2005 and ending on May 27, 2005). If at the time of the New Director Partial Grant the date of the next Annual Meeting has not been set by resolution of the Board, the date of the next Annual Meeting shall be deemed to be the first anniversary of the date of the immediately preceding Annual Meeting. In no event, however, shall the maximum number of shares subject to a New Director Partial Grant exceed twenty thousand (20,000) shares.

        (b)   Director Annual Grants.

            (i)  Without any further action of the Board, on the day following each Annual Meeting, commencing with the Annual Meeting in 2004, each person who is then a Non-Employee Director

  (and who is not otherwise entitled to receive a Director Partial Grant on that day) shall, subject to the provisions of Section 6(b)(ii), automatically be granted an Option to purchase twenty thousand (20,000) shares of Common Stock (a "Director Annual Grant").

           (ii)  Notwithstanding the provisions of Section 6(b)(i), if any person who is a Non-Employee Director on May 28, 2004 and received, in his or her capacity as a Non-Employee Director, an Option to purchase twenty-five thousand (25,000) shares of Common Stock under the terms of the Prior Plan at any time during the one year period prior to May 27, 2004 (a "Prior Annual Grant"), then such Non-Employee Director shall not receive a Director Annual Grant on May 28, 2004 pursuant to the provisions of Section 6(b)(i) above and, in lieu thereof, such Non-Employee Director shall automatically be granted, on the date such Prior Annual Grant vests in full (the "Prior Grant Vest Date"), if such Non-Employee Director is a Non-Employee Director on the Prior Grant Vest Date, an Option to purchase the number of shares of Common Stock equal to the product of (A) 1,667 and (B) the number of consecutive 30-day periods included in the period commencing on the Prior Grant Vest Date and ending on May 27, 2005, provided, however, that if the last consecutive 30-day period ends on a date other than May 27, 2005 or there are fewer than 30 days between the Prior Grant Vest Date and May 27, 2005, then the number of consecutive 30-day periods determined pursuant to this clause (B) shall be increased by one (1) (a "Partial Annual Grant"). For example, if a Non-Employee Director has a Prior Grant Vest Date of March 15, 2005, and if such person remains a Non-Employee Director on March 15, 2005, such Non-Employee Director would receive an Option to purchase 5,001 shares of Common Stock pursuant to this Section 6(b)(ii) on March 15, 2005 (1,667 shares for the 30-day period from March 15, 2005 to April 13, 2005, 1,667 shares for the 30-day period beginning on April 14, 2005 and ending on May 13, 2005, and 1,667 shares for the period beginning on May 14, 2005 and ending on May 27, 2005). In no event, however, shall the maximum number of shares subject to a Partial Annual Grant exceed twenty thousand (20,000) shares.

        (c)   Chairman Grants.

            (i)  Without any further action of the Board, on the day following each Annual Meeting, commencing with the Annual Meeting in 2004, the Chairman shall automatically be granted, in addition to a Director Annual Grant, an Option to purchase ten thousand (10,000) shares of Common Stock (the "Chairman Annual Grant").

           (ii)  Additionally, without any further action of the Board, each person who, after the date of the Annual Meeting in 2004, is appointed by the Board for the first time (and who was not Chairman on the day following the immediately preceding Annual Meeting) shall automatically be granted, upon the date of his or her initial appointment as Chairman, an Option to purchase the number of shares of Common Stock equal to the product of (A) 834 and (B) the number of consecutive 30-day periods included in the period commencing on the date of such appointment and ending on the date of the next Annual Meeting, provided, however, that if the last consecutive 30-day period ends on a date that is not the date of the next Annual Meeting or there are fewer than 30 days between such appointment and the date of the next Annual Meeting, then the number of consecutive 30-day periods determined pursuant to this clause (B) shall be increased by one (1) (a "Chairman Partial Grant"). For example, if the Chairman was appointed on April 15, 2005 and the next Annual Meeting was scheduled for May 27, 2005, the Chairman would receive an Option to purchase 1,668 shares of Common Stock pursuant to this Section 6(c)(ii) (834 shares for the 30-day period from April 15, 2005 to May 14, 2005 and 834 shares for the period beginning on May 15, 2005 and ending on May 27, 2005). If at the time of the Chairman Partial Grant the date of the next Annual Meeting has not been set by resolution of the Board, the date of the next Annual Meeting shall be deemed to be the first anniversary of the date of the immediately preceding Annual Meeting. In no event, however, shall the maximum number of shares subject to a Chairman Partial Grant exceed ten thousand (10,000) shares.

7.     Option Provisions.

        Each Option shall be in such form and shall contain such terms and conditions as required by the Plan. Each Option shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a)   Term. No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

        (b)   Exercise Price. The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

        (c)   Consideration. The purchase price of stock acquired pursuant to an Option may be paid, to the extent permitted by applicable statutes and regulations, in any combination of the following methods:

            (i)  By cash or check.

           (ii)  Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in THE WALL STREET JOURNAL, by delivery of already-owned shares of Common Stock either that the Optionholder has held for the period required to avoid a charge to the Company's reported earnings (generally six months) or that the Optionholder did not acquire, directly or indirectly from the Company, that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. "Delivery" for these purposes shall include delivery to the Company of the Optionholder's attestation of ownership of such shares of Common Stock in a form approved by the Company. Notwithstanding the foregoing, the Optionholder may not exercise the Option by tender to the Company of Common Stock to the extent such tender would violate the provisions of any law, regulation or agreement restricting the redemption of the Company's stock.

         (iii)  Provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in THE WALL STREET JOURNAL, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

        (d)   Transferability. An Option is transferable by will or by the laws of descent and distribution. An Option also is transferable (i) by instrument to an inter vivos or testamentary trust, in a form accepted by the Company, in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor) and (ii) by gift, in a form accepted by the Company, to a member of the "immediate family" of the Optionholder as that term is defined in the general instructions to Form S-8 (promulgated under the Securities Act). An Option shall be exercisable during the lifetime of the Optionholder only by the Optionholder and a permitted transferee as provided herein. However, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (e)   Exercise Schedule. An Option shall be exercisable only for whole shares and then only as the shares of Common Stock subject to the Option vest.

        (f)    Vesting Schedule. Options shall vest as follows:

            (i)  An Initial Grant shall vest in consecutive monthly installments at a rate of one thirty-sixth (1/36th) of the total number of shares subject to such Option. The first such installment shall vest one month from the date of grant of such Option and each subsequent installment shall vest one month from the vesting date of the prior installment until such Option has fully vested; provided, however, that vesting shall cease on termination of the Optionholder's Continuous Service.

           (ii)  An Annual Grant shall vest in consecutive monthly installments at a rate of one twelfth (1/12th) of the total number of shares subject to such Option. The first such installment shall vest one month from the date of grant of such Option and each subsequent installment shall vest one month from the vesting date of the prior installment until such Option has fully vested; provided, however, that vesting shall cease on termination of the Optionholder's Continuous Service.

         (iii)  A Partial Grant shall vest in consecutive monthly installments from the date of grant of such Option. Each vesting installment shall be equal, as nearly as possible, to each other vesting installment. The first such installment shall vest one month from the date of grant of such Option (or on the date of the next Annual Meeting if it is to occur within one month of the date of grant) and such vesting installments shall continue until the date of the next Annual Meeting occurring after the date of grant of such Option, at which time such Option shall be fully vested; provided, however, that such vesting shall cease on termination of the Optionholder's Continuous Service.

        (g)   Termination Of Continuous Service. In the event an Optionholder's Continuous Service terminates (other than due to the Optionholder's death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date that is three (3) months after the date of such termination, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

        (h)   Disability Of Optionholder. In the event an Optionholder's Continuous Service terminates due to the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date that is twelve (12) months after the date of such termination, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

        (i)    Death Of Optionholder. In the event (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death or (ii) the Optionholder dies within the three-month period after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder's death, but only within the period ending on the earlier of (1) the date that is eighteen (18) months following the date of death or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

        (j)    Extension Of Termination Date. If exercise of the Option following the termination of the Optionholder's Continuous Service would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of: (i) the expiration of the term of the Option set forth in subsection 7(a), or (ii) the expiration of the applicable period of time after the termination of the Optionholder's

Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

8.     Covenants of the Company.

        (a)   Availability Of Shares. During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

        (b)   Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

9.     Use of Proceeds from Stock.

        Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

10.   Miscellaneous.

        (a)   Stockholder Rights. No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

        (b)   No Service Rights. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder any right to continue to serve the Company as a Non-Employee Director or as Chairman or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant's agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (c)   Investment Assurances. The Company may require an Optionholder, as a condition of exercising or acquiring stock under any Option, (i) to give written assurances satisfactory to the Company as to the Optionholder's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring the stock subject to the Option for the Optionholder's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

        (d)   Withholding Obligations. The Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of stock under the Option, provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

11.   Adjustments upon Changes in Stock.

        (a)   Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject both to the Plan pursuant to subsection 4(a) and to the non-discretionary Options specified in Section 6, and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction "without receipt of consideration" by the Company.)

        (b)   Dissolution Or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Options shall terminate immediately prior to such event.

        (c)   Change In Control. In the event of (i) a sale, lease or other disposition of all or substantially all of the securities or assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving corporation or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation may assume any Options outstanding under the Plan or may substitute similar Options (including an option to acquire the same consideration paid to the stockholders in the transaction described in this subsection 11(c)) for those outstanding under the Plan, and the vesting of Options held by Non-Employee Directors shall accelerate in full on the date immediately preceding the date of such event. In the event no surviving corporation or acquiring corporation assumes such Options or substitutes similar Options for those outstanding under the Plan, then with respect to Options held by Optionholders whose Continuous Service has not terminated, the vesting of such Options (and the time during which such Options may be exercised) shall accelerate in full on the date immediately preceding the date of such event, and the Options shall terminate if not exercised at or prior to such event. With respect to any other Options outstanding under the Plan, such Options shall terminate if not exercised prior to such event.

12.   Amendment of the Plan and Options.

        (a)   Amendment Of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 11 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

        (b)   Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval.

        (c)   No Impairment Of Rights. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

        (d)   Amendment Of Options. The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

13.   Termination or Suspension of the Plan.

        (a)   Plan Term. The Board may suspend or terminate the Plan at any time. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)   No Impairment Of Rights. Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.

14.   Effective Date of Plan and Amendments.

        (a)   The Prior Plan became effective on March 29, 2000. The Plan (as amended and restated hereby) shall become effective as of April 2, 2004, provided that the Company's stockholders approve the Plan (as amended and restated hereby) at the Annual Meeting in 2004.

        (b)   No Option that has been granted under an amendment adopted by the Board which is subject to stockholder approval shall be exercised unless and until such amendment has been approved by the stockholders, which approval shall be within twelve (12) months after the date such amendment is adopted by the Board.

15.   Choice of Law.

        All questions concerning the construction, validity and interpretation of this Plan shall be governed by the law of the State of Delaware, without regard to such state's conflict of laws rules.

PROXY

INTERMUNE, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 27, 2004

        The undersigned hereby appoints Daniel G. Welch and Stephen N. Rosenfield, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of INTERMUNE, INC. (the "Company") that the undersigned may be entitled to vote at the Annual Meeting of the Company to be held at the Company's headquarters at 3280 Bayshore Boulevard, Brisbane, California on May 27, 2004 at 9:45 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

        Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2, Proposal 3, Proposal 4 and Proposal 5 as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

- FOLD AND DETACH HERE -

You can now access your InterMune, Inc. account online.

Access your InterMune, Inc. shareholder/stockholder account online via Investor ServiceDirectSM (ISD).

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THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS	Please mark your votes as indicated in this example	☒

The Board of Directors recommends a vote FOR the two nominees for director listed below.	FOR ALL	WITHHELD FOR ALL
PROPOSAL 1: To elect two directors to hold office until the 2007 annual meeting of stockholders or until their successors are elected.	☐	☐
Nominees: 01 Michael L. Smith 02 Daniel G. Welch
To withhold authority to vote for any nominee(s), write such nominee(s) name(s) in the space provided below:

The Board of Directors recommends a vote FOR Proposal 2, FOR Proposal 3, FOR Proposal 4 and FOR Proposal 5.
	FOR	AGAINST	ABSTAIN
PROPOSAL 2: Amend the Company's Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 51,000,000 shares to 70,000,000 shares.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
PROPOSAL 3: Amend the Company's 2000 Equity Incentive Plan by increasing by 1,000,000 shares the aggregate number of shares of common stock authorized for issuance under the 2000 Equity Incentive Plan.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
PROPOSAL 4: Amend the Company's 2000 Equity Incentive Plan to eliminate the requirement that the purchase price for restricted stock be no less than 50% of the fair market value of the Company's common stock.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
PROPOSAL 5: To ratify the selection by the Audit Committee of the Board of Directors, of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2004.	☐	☐	☐
Mark here for change ☐ of address or comments	If you plan to attend the ☐ Annual Meeting, please mark here
SEE REVERSE SIDE

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Signature	Signature	Date

NOTE: Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer, stating title. If signer is a partnership, please sign in partnership name by an authorized person. Please vote, date and promptly return this proxy in the enclosed return envelope, which is postage prepaid if mailed in the United States.

- FOLD AND DETACH HERE -

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet or telephone voting is available through 11:59 PM Eastern Time the day prior to Annual Meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/itmn		Telephone 1-800-435-6710		Mail
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT(1)
PROPOSAL 2 APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
PROPOSAL 3 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE INTERMUNE, INC. 2000 EQUITY INCENTIVE PLAN
PROPOSAL 4 APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE INTERMUNE, INC. 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
PROPOSAL 5 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
STOCK OPTION GRANTS AND EXERCISES
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
COMPENSATION COMMITTEE REPORT(1)
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE MEASUREMENT COMPARISON(1)
COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT(2)
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
APPENDIX A INTERMUNE, INC. CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS (Amended March 11, 2004)
APPENDIX B
APPENDIX C INTERMUNE, INC. AMENDED AND RESTATED 2000 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN ADOPTED FEBRUARY 8, 2000 APPROVED BY STOCKHOLDERS MARCH 20, 2000 AMENDED ON JUNE 19, 2002 AMENDED ON MARCH 5, 2003 APPROVED BY STOCKHOLDERS MAY 29, 2003 AMENDED AND RESTATED ON APRIL 2, 2004 [APPROVED BY STOCKHOLDERS MAY 27, 2004]
INTERMUNE, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 27, 2004